UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

NUBURU, INC.

(Name of Registrant as Specified In Its Charter)

Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NUBURU, INC.

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 27, 2024

To the Stockholders of Nuburu, Inc.:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Nuburu, Inc., a Delaware corporation (the “Company”), to be held at the Company’s executive offices located at 7442 S. Tucson Way, Suite 130, Centennial, CO 80112 on December 27, 2024 at 9:00 a.m., Mountain Time, for the following purposes:

1.
To elect Class II directors, Ron Nicol and Elizabeth Mora, to hold office until the annual meeting of stockholders to be held in 2027 and until their successors are duly elected and qualified;

2.
To approve, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of 19.99% of the Company’s outstanding common stock (the “Share Cap”) on conversion of certain convertible notes issued to Esousa Group Holdings LLC (“Esousa”), and any future adjustments of the conversion price of such notes;

3.
To approve and ratify, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of the Share Cap in connection with the Master Agreement with Liqueous LP ("Liqueous"), which includes the issuance of up to $15 million of securities, issuance of securities upon future adjustments pursuant to the terms of such securities, and issuance of securities upon conversion of certain outstanding notes held by Liqueous;

4.
To approve, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of the Share Cap in connection with the issuance of up to $50 million of equity securities pursuant to an equity line of credit with Liqueous;

5.
To approve the issuance of up to $35 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock;

6.
To ratify the selection, by the Audit Committee and the Company’s Board of Directors (the “Board”), of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024;

7.
To approve the adjournment of the Annual Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum; and

8.
To transact such other business as may properly come before the Annual Meeting.

The Board has fixed the close of business on November 15, 2024 (the “Record Date”) as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponements thereof. Please review in detail the proxy statement for a more complete statement of matters to be considered at the Annual Meeting.

We will mail proxy materials on or about November 22, 2024 to our stockholders of record as of the close of business on the record date. We are also providing access to our proxy materials over the Internet beginning on or about November 25, 2024.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting. You may vote on the internet, by telephone or by completing and mailing a proxy card or the form forwarded by your bank, broker or other holder of record. Voting over the internet, by telephone or by written proxy will ensure your shares are represented at the Annual Meeting. Please review the instructions on the proxy card or the information forwarded by your bank, broker or other holder of record regarding each of these voting options.

Our Board has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, our board of directors unanimously recommends a vote “FOR” each of the director nominees listed in Item 1 above and “FOR” each other matter to be considered.

By order of the Board,

/s/ Brian Knaley
Brian Knaley
Chief Executive Officer

Denver, Colorado

November 13, 2024

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES IN ADVANCE. You may vote your shares in advance of the Annual Meeting via the internet, by telephone, or by mailing the completed proxy card. Voting instructions are printed on your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 27, 2024

Our proxy statement for the Annual Meeting and proxy card are also available free of charge at

www.proxydocs.com/BURU

TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS	5

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	6

PROPOSAL NO. 1 — ELECTION OF CLASS II DIRECTORS, RON NICOL AND ELIZABETH MORA, TO HOLD OFFICE UNTIL THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2027 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED	11

PROPOSAL NO. 2 — APPROVAL, FOR PURPOSES OF COMPLYING WITH NYSE AMERICAN LISTING RULES, OF THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF THE SHARE CAP ON CONVERSION OF CERTAIN CONVERTIBLE NOTES ISSUED TO ESOUSA, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF SUCH NOTES	13

PROPSAL NO.3 - To approve AND RATIFY, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of the Share Cap in connection with with the Master Agreement with Liqueous LP (“Liqueous”), which includes the issuance of up to $15 million of securities, issuance of securities upon future adjustments pursuant to the terms of such securities, and issuance of securities upon conversion of certain outstanding notesheld by Liqueous	14

PROPOSAL NO. 4 — APPROVAL, FOR PURPOSES OF COMPLYING WITH NYSE AMERICAN LISTING RULES, OF THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF THE SHARE CAP IN CONNECTION WITH THE ISSUANCE OF UP TO $50 MILLION OF EQUITY SECURITIES PURSUANT TO AN EQUITY LINE OF CREDIT WITH LIQUEOUS	16

PROPOSAL NO. 5 — APPROVAL OF THE ISSUANCE OF UP TO $35 MILLION OF SECURITIES IN ONE OR MORE NON-PUBLIC OFFERINGS, WHERE THE MAXIMUM DISCOUNT AT WHICH SECURITIES MAY BE OFFERED MAY BE EQUIVALENT TO A DISCOUNT OF UP TO 30% BELOW THE MARKET PRICE OF THE COMPANY’S COMMON STOCK.	18

PROPOSAL NO. 6 — RATIFICATION OF THE SELECTION, BY THE AUDIT COMMITTEE AND OUR BOARD OF DIRECTORS, OF WITHUMSMITH+BROWN, PC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.	19

PROPOSAL NO. 7 —APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING FROM TIME TO TIME, TO A LATER DATE OR DATES, IF NECESSARY OR APPROPRIATE, UNDER CERTAIN CIRCUMSTANCES, INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES IN FAVOR OF THE FOREGOING PROPOSALS, IN THE EVENT THE COMPANY DOES NOT RECEIVE THE REQUISITE STOCKHOLDER VOTE TO APPROVE SUCH PROPOSALS OR ESTABLISH A QUORUM.	21

REPORT OF THE AUDIT COMMITTEE	22

CORPORATE GOVERNANCE	23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30

EXECUTIVE COMPENSATION	33

DIRECTOR COMPENSATION	36

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLAN	37

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	38

ADDITIONAL INFORMATION	49

Nuburu, Inc.

7442 S. Tucson Way, Suite 130

Centennial, CO 80112

Annual Meeting of Stockholders

PROXY STATEMENT

This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Nuburu, Inc., a Delaware corporation (the “Company”, “we”, “us”, or “our”), on or about November 22, 2024, in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Company’s executive offices located at 7442 S. Tucson Way, Suite 130, Centennial, CO 80112 on December 27, 2024 at 9:00 a.m., Mountain Time, and any adjournment or postponements thereof.

Only holders of record of outstanding shares of the Company’s common stock, par value $0.0001 per share, (“Common Stock”) at the close of business on November 15, 2024 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponements thereof. Each holder of Common Stock is entitled to one vote for each share of Common Stock held on the Record Date. There were [ ] shares of Common Stock outstanding and entitled to vote on November 15, 2024.

We have previously sought stockholder approval of issuances of securities for capital raising; however, we were unable to achieve quorum for such vote. We are seeking approval a second time. If the Company does not receive approval for its capital raising efforts, it will be unable to continue as a going concern and will likely be forced to pursue dissolution or liquidation, or our creditors will foreclose on our assets or force us into bankruptcy. Even if we obtain approval, we may not be able to bring our full operations back online following furloughs and departures of employees and our financing counterparties may not perform as provided in our agreements with them.

In the first quarter of 2024, we announced that we had engaged a financial advisor to assist us with an evaluation of strategic alternatives. Through this process we identified potential acquisition and joint venture partners, as well as potential sources of capital. We explored options presented, as well as potential opportunities outside of the formal process; however, through the end of the third quarter, no viable offers to acquire the Company had been received. As we announced during the second quarter of 2024, we entered into a securities purchase agreement that would have resulted in approximately $3 million of proceeds to us; however, we received only $544,936 of the purchase price. After allowing a cure period, we issued a notice of default to this investor. During the second quarter of 2024, we also announced entering into a pre-funded warrant purchase program pursuant to which from time-to-time we could sell pre-funded warrants, up to a total purchase price to the Company equal to $15 million; however, we have received only $2,139,866 under this program as of the end of the third quarter. During the third quarter, we announced two financing transactions with Esousa, for a total investment of $648,000, the details of which are included in Proposal No. 2. The Esousa transaction terms required that we obtain stockholder approval of the transactions and register shares issuable on conversion of the notes issued to Esousa with the SEC for resale. During the Restricted Period (defined below), we are not permitted to issue new shares, with certain exceptions. We timely filed a proxy statement to seek stockholder approval and a registration statement to register the conversion shares. We were unable to achieve quorum to hold a stockholder vote and were forced to adjourn and ultimately cancel the special meeting called to approve the Esousa transactions. We then negotiated the Liqueous transactions described in Proposals 3 and 4, which included an obligation for Liqueous to use good faith best efforts to repay or acquire the Esousa notes, given that we had not been able to achieve quorum to approve the Esousa transactions. The full initial amounts due under the Master Agreement with Liqueous were not yet paid to us and Esousa’s notes remained outstanding, when we received claims from certain existing investors alleging that the Master Agreement violated the terms of their existing investments. Esousa enjoined us from issuing future securities, with certain exceptions, during the Restricted Period, which we anticipate would run through the end of 2024 at a minimum. As a result, we anticipate that we will be without adequate sources of funding. If the proposals presented in this proxy statement are not approved, we will not be able to continue to operate. Even if the proposals presented in this proxy statement are approved, it is uncertain whether we will receive adequate proceeds from the financings we have negotiated in order to continue to operate and achieve commercialization. If stockholders do not authorize our capital raising efforts and we are unable to raise sufficient capital within a short timeframe, the most likely outcome will be that our senior secured creditors foreclose and sell or take possession of substantially all of our assets, in which case we would promptly wind down our business.

QUESTIONS AND ANSWERS ABOUT THE

PROXY MATERIALS AND OUR ANNUAL MEETING

How do I attend, participate in, and ask questions during the Annual Meeting?

The Annual Meeting will start at 9:00 a.m., Mountain Time, on December 27, 2024. In order to enter the Annual Meeting, you will need the 16-digit control number, which is included on your proxy card if you are a stockholder of record, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in “street name.”

Who is entitled to vote at the meeting?

Only our stockholders of record at the close of business on November 15, 2024, the Record Date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting.

How do I vote?

•
For Proposal No. 1, you may either vote “For,” or choose that your vote be “Withheld” from, any of the nominees to the Board.
•
For Proposal Nos. 2, 3, 4, 5, 6 and 7, you may either vote “For” or “Against” the proposal, or “Abstain” from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof. The procedures for voting, depending on whether you are a stockholder of record or a beneficial owner, are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in any of the following manners:

•
To vote over the Internet prior to the Annual Meeting, follow the instructions provided on the proxy card that you receive by mail or e-mail. We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•
To vote by telephone, call the toll-free number found on the proxy card you receive by mail or e-mail.

•
To vote by mail, complete, sign and date the proxy card you receive by mail or e-mail and return it promptly. As long as your signed proxy card is received before the Annual Meeting, we will vote your shares as you direct.

Even if you plan to participate in the Annual Meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to participate in the Annual Meeting. The Internet and telephone voting facilities for eligible stockholders of record will close at 9:00 a.m. Mountain Time on December 27, 2024. Even if you have submitted your vote before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization, rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted or follow the instructions to submit your vote by the Internet or telephone, if those instructions provide for Internet and telephone voting. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent, or contact your broker, bank or other agent to request a proxy form.

Can I revoke my proxy and change my vote?

Yes. You can revoke your proxy vote at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy vote in any one of three ways:

•
You may submit a new vote on the Internet or by telephone or submit a properly completed proxy card with a later date.

•
You may send a written notice that you are revoking your proxy to the Company’s Corporate Secretary at 7442 S. Tucson Way, Suite 130, Centennial, CO 80112.

•
You may attend the Annual Meeting and vote in person at the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner, you will need to revoke or resubmit your proxy through your broker (or bank or other nominee) and in accordance with its procedures.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Brian Knaley, our Chief Executive Officer, has been designated as the proxy holder for the Annual Meeting by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board on the proposals as described above. If any other matters are properly brought before the Annual Meeting, then the proxy holder will use his or her own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, then the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, consisting of the (1) election of Class II directors, Ron Nicol and Elizabeth Mora, to hold office until the annual meeting of stockholders to be held in 2027 and until their successors are duly elected and qualified; (2) approval, for purposes of complying with NYSE American listing rules, of the issuance of shares of common stock in excess of the Share Cap on conversion of certain convertible notes issued to Esousa, and any future adjustments of the conversion price of such notes; (3) approval and ratification, for purposes of complying with NYSE American listing rules, of the issuance of shares of common stock in excess of the Share Cap in connection with the issuance of up to $15 million of securities to Liqueous, including any future adjustments to such securities, and the conversion of certain outstanding notes; (4) approval, for purposes of complying with NYSE American listing rules, of the issuance of shares of common stock in excess of the Share Cap in connection with the issuance of up to $50 million of equity securities pursuant to an equity line of credit with Liqueous; (5) approval of the issuance of up to $35 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock; (6) ratification of the selection, by the Audit Committee of the Board (the “Audit Committee”) and the Board, of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; (7) approval of the adjournment of the Annual Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum; and (8) approval of any other matters that properly come before the meeting.

What constitutes a quorum?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of the voting power of one-third of the shares of Common Stock issued and outstanding and entitled to vote are present or represented by proxy at the Annual Meeting.

If you are a stockholder of record, your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the Chair of the Annual Meeting or one-third of the voting power of the stockholders entitled to vote at the Annual Meeting, present or represented by proxy, may adjourn the Annual Meeting to another time or place.

What vote is required to approve each item?

Proposal No. 1 — Election of Class II directors, Ron Nicol and Elizabeth Mora, to hold office until the annual meeting of stockholders to be held in 2027 and until their successors are duly elected and qualified. The nominees receiving the support of stockholders representing the greatest numbers of shares of Common Stock present at the meeting, in person or by proxy and entitled to vote, shall be elected as directors.

Proposal No. 2 — Approval, for purposes of complying with NYSE American listing rules, of the issuance of shares of common stock in excess of the Share Cap on conversion of certain convertible notes issued to Esousa, and any future adjustments of the conversion price of such notes. The affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote is required to approve this proposal.

Proposal No. 3 — To approve and ratify, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of the Share Cap in connection with the Master Agreement with Liqueous LP ("Liqueous"), which includes the issuance of up to $15 million of securities, issuance of securities upon future adjustments pursuant to the terms of such securities, and issuance of securities upon conversion of certain outstanding notes held by Liqueous. The affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote is required to approve this proposal.

Proposal No. 4 — Approval, for purposes of complying with NYSE American listing rules, of the issuance of shares of common stock in excess of the Share Cap in connection with the issuance of up to $50 million of equity securities pursuant to an equity line of credit with Liqueous. The affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote is required to approve this proposal.

Proposal No. 5 — Approval of the issuance of up to $35 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock. The affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote is required to approve this proposal.

Proposal No. 6 — Ratification of the selection, by the Audit Committee and our Board of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote is required to approve this proposal.

Proposal No. 7 — Approval of the adjournment of the Annual Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum. The affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote is required to approve this proposal.

Other Matters. For each other matter, the affirmative vote of a majority of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote is required to approve the proposal.

What are the recommendations of the Board?

Each of the recommendations of the Board is set forth together with the description of each item in this proxy statement. In summary, the Board recommends a vote “FOR” the election of the nominees for director named in this Proxy Statement and “FOR” Proposal Nos. 2, 3, 4, 5, 6 and 7. If you sign and return your proxy card but do not specify how you want your shares voted, the person named as the proxy holder on the proxy card will vote in accordance with the recommendations of the Board.

The Board does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should properly come before the Annual Meeting, the proxy holder will vote as recommended by the Board or, if no recommendation is given, in accordance with his or her best judgment.

What are the effects of broker non-votes?

A broker “non-vote” generally occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the broker or other nominee has not received instructions as to such proposal from the beneficial owner and does not have discretionary powers as to such proposal. Broker non-votes will not effect voting on the proposals.

If you are a beneficial owner and you do not give instructions to your broker, bank, or other holder of record, such holder of record will be entitled to vote the shares with respect to “routine” items but will not be permitted to vote the shares with respect to “non-routine” items. The Company believes that the proposals to be considered at the Annual Meeting, except for Proposal No. 6, are non-routine matters under applicable rules. Accordingly, we believe your broker, bank, or other holder of record will not have discretion to vote your shares on the proposals, except for Proposal No. 6, in which case, if you do not instruct your broker how to vote with respect to each proposal (other than Proposal No. 6), your broker may not vote with respect to such proposal. However, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the New York Stock Exchange, which regulates broker-dealers and their discretion to vote on stockholder proposals.

How are abstentions treated?

Abstentions will have the effect of votes against the proposals.

How can I contact Nuburu’s transfer agent?

You may contact our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (206) 406-5789, or by writing Continental Stock Transfer & Trust Company, at 1 State Street, 30th Floor, New York, NY 10004-1561. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at www.continentalstock.com.

Who pays for costs relating to the proxy materials and the Annual Meeting of Stockholders?

The costs of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed Annual Report and proxy card, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing. In addition, we have retained Mediant to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay that firm an estimated fee of  $14,000 plus its reasonable out-of-pocket expenses, for proxy solicitation services.

Where can I find the voting results of the Annual Meeting?

We intend to disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission (the “SEC”), within four business days after the meeting.

PROPOSAL NO. 1 – Election of Class II directors, Ron Nicol and Elizabeth Mora, to hold office until the annual meeting of stockholders to be held in 2027 and until their successors are duly elected and qualified

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors.

The Board currently consists of four directors. Ron Nicol serves as Chairman of the Board. Elizabeth Mora and Ron Nicol are Class II directors, whose current terms expire at the Annual Meeting and who are standing for reelection at the Annual Meeting. Daniel Hirsch and Brian Knaley are Class III directors, whose current terms will expire at the annual meeting of stockholders to be held in 2025. As a result of recent resignations, there are currently no Class I directors. The Board plans to engage in a search to add two independent directors beginning in the first quarter of 2025.

Any director may be removed from office by the stockholders of the Company as provided in Section 141(k) of the Delaware General Corporation Law (“DGCL”). At each annual meeting of stockholders of the Company, stockholders will be asked to elect all of the directors of the class of directors whose term expires at the conclusion of that applicable annual meeting of stockholders. All such directors, whether newly elected or re-elected, shall be elected for a three-year term.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of those substitute nominees as the Board may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class II directors and for our other current directors, information with respect to their position/office held with the Company and their ages as of November 15, 2024:

Name	Age	Position(s)	Position Since
Class II Directors whose terms expire at the Annual Meeting and who are standing for election at the Annual Meeting
Elizabeth Mora	63	Director	2023
Ron Nicol	71	Executive Chairman	2020(1)
Class III Directors whose terms expire at the annual meeting of stockholders to be held in 2025
Daniel Hirsch	51	Director	2023
Brian Knaley	54	Chief Executive Officer, Chief Financial Officer, and Director	2023

(1) Includes board service at Nuburu, Inc., now named Nuburu Subsidiary Inc. (“Legacy Nuburu”).

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the Annual Meeting of Stockholders to be Held in 2027

Elizabeth Mora is a member of the Board. Ms. Mora served as the chief administrative officer, vice president for finance, administration, and treasurer at the Charles Stark Draper Laboratory, Inc., a $750 million research and development innovation laboratory, from 2008 to 2020. Ms. Mora currently serves as a board member for Limoneira Company (NASDAQ: LMNR), a diversified citrus growing, packing, selling, and marketing company; Inogen, Inc. (NASDAQ: INGN), a medical technology company; MKS Instruments (NASDAQ: MKSI), a global semi-conductor equipment, laser, and laser packaging company; and as a strategic advisor to Belay Associates, a financial technology platform. Ms. Mora holds a BA in Political Science from the University of California, Berkeley, an MBA from Simmons College, and a CPA license in the Commonwealth of Massachusetts.

We believe Ms. Mora is qualified to serve on the Board due to her extensive industry and leadership experience, particularly in technology and manufacturing.

Ron Nicol is Chairman of the Board. Mr. Nicol joined the Legacy Nuburu board of directors in September 2020. Mr. Nicol has been a senior advisor to Boston Consulting Group since January 2016. Prior to that, he was a longtime senior partner and managing director of Boston Consulting Group, holding roles as the global leader of the Organization practice; global leader of the Technology, Media & Telecommunications practice; leader of the South System; and chairman of North and South America. Before joining Boston Consulting Group in 1987, Mr. Nicol held senior positions with Babcock and Wilcox and was a U.S. naval officer, serving aboard a nuclear ballistic missile submarine and teaching nuclear engineering. Mr. Nicol earned his BS in Physics from the United States Naval Academy and his MBA from the Fuqua School of Business, Duke University.

We believe Mr. Nicol is qualified to serve on the Board due to his extensive industry and leadership experience.

Directors Continuing in Office Until the Annual Meeting of Stockholders to be Held in 2025

Daniel Hirsch is a member of the Board. Mr. Hirsch has been a consultant to and Executive in Residence with Anzu Partners since August 2022. Mr. Hirsch was the Chief Financial Officer and Corporate Secretary and a member of the board of directors of Anzu Special Acquisition Corp I (NASDAQ: ANZU) from October 2022 through September 2023. Mr. Hirsch was a principal of Cascade Acquisition Holdings, LLC, the sponsor of a special purpose acquisition company, Cascade Acquisition Corp. (NYSE: CAS), formed in November 2020, and served as its chief operating officer and chief financial officer through May 2022. Mr. Hirsch served as a consultant to Trinity Real Estate Investments, LLC from January 2019 through November 2019 in connection with Trinity’s sponsorship of a special purpose acquisition company, Trinity Merger Corp, which completed its initial business combination in November 2019 with Broadmark Realty Capital (NYSE: BRMK) (“Broadmark”). From November 2019 through May 2023, Mr. Hirsch served on the board of Broadmark. Broadmark completed a merger with Ready Capital Corporation (NYSE: RC) (“Ready Capital”) in May 2023. Mr. Hirsch served on the board of Ready Capital from May 2023 through July 2024. In addition, Mr. Hirsch has served on the board of The Macerich Company (NYSE: MAC), a real estate investment trust, since 2018 and is currently a member of the Compensation Committee and chair of the Nominating and Governance Committee. In addition, Mr. Hirsch served as a consultant to Farallon Capital Management, L.L.C. (“Farallon”), an investment firm that manages capital on behalf of institutions and individuals, for which he has served as a board designee with respect to Farallon’s investment in Playa Hotels & Resorts N.V. (NASDAQ: PLYA), from January 2017 to March 31, 2020. During his tenure as a director at Playa Hotels & Resorts N.V., Mr. Hirsch served as the chair of the Compensation Committee, and a member of the Nominating and Governance Committee and Capital Allocation Committee. Previously, from November 2003 to December 2016, Mr. Hirsch held several senior positions at Farallon, including Managing Member of the Real Estate Group from 2009 to December 2016, Managing Director from 2007 to 2008 and Legal Counsel from 2003 to 2006. Prior to joining Farallon, Mr. Hirsch worked as an associate in the San Francisco office of the law firm Covington & Burling LLP, from 2001 to 2003. Mr. Hirsch graduated from Yale Law School with a J.D. and earned a Bachelor of Arts degree, summa cum laude, in Law, Jurisprudence and Social Thought from Amherst College.

We believe Mr. Hirsch is qualified to serve on the Board due to his extensive leadership experience, knowledge of the capital markets and substantive public company board experience in advising public companies on transactional and corporate governance matters.

Brian Knaley is the Company’s Chief Executive Officer, Chief Financial Officer, and a member of the Board. Mr. Knaley served as the Company’s Chief Financial Officer beginning February 2022 and became the Chief Executive Officer in November 2023. Mr. Knaley has over 25 years of experience in finance and operations. Prior to joining the Company, Mr. Knaley served as the chief financial officer of CEA Industries Inc. (NASDAQ: CEAD), a provider of controlled environmental solutions, from January 2021 to February 2022, and as chief financial officer of Proximo Medical LLC, a start-up specializing in the commercialization of medical devices, from August 2020 to June 2021. He also served as senior vice president and interim chief financial officer of ViewRay (NASDAQ:VRAY), a global manufacturer of MRI-guided radiation therapy systems, from September 2018 to August 2020. Mr. Knaley holds a BA in Accounting from Thomas More College and is a licensed CPA in the State of Ohio.

We believe Mr. Knaley is qualified to serve on the Board because of his extensive leadership experience and knowledge of our Company.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” the election of the foregoing nominees to serve as Class II Directors on the Board.

PROPOSAL NO. 2 – To approve, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of the Share Cap on conversion of certain convertible notes issued to Esousa and any future adjustments of the conversion price of such notes

On August 6, 2024, we entered into a securities purchase agreement with Esousa pursuant to which, in exchange for a capital infusion of $500,000, we issued an unsecured, subordinated convertible note with 5% OID, 15% interest, and a 6-month maturity date, and which is convertible into common stock at the lower of a 20% discount to: (a) a 10% premium to the price as of the date of execution, or (b) the lowest daily volume-weighted average price (VWAP) during the 10 days prior to conversion. On August 19, 2024, we entered into an identical transaction with Esousa, except that the capital provided was $148,000, for an aggregate of $648,000 provided by Esousa pursuant to both transactions. Pursuant to a registration rights agreement, Esousa was also provided the right to require us to file a registration statement with the SEC to register the resale of shares that it may receive on conversion of the notes.

Esousa also holds senior convertible notes of the Company, $648,000 in aggregate principal of which it agreed to extinguish in exchange for an unsecured, subordinated convertible note in the same principal amount that bears no interest for so long as it is not in default, and has a 6-month maturity date and a conversion price equal to 25% of the closing price on the day prior to the conversion date.

Both notes are unsecured and subordinated to our outstanding senior convertible notes and junior bridge notes in right of payment, whether in respect to payment or redemptions, interest, damages, upon liquidation or dissolution or otherwise.

The transaction documents contain customary representations, warranties, and covenants, and the notes include customary events of default including, but not limited to, failure to pay amounts due when required, default in covenants, bankruptcy events, and suspension or delisting from trading of the common stock on an eligible exchange.

During the period commencing on the execution date and ending on the date immediately following the 30th day after the latest of (the “Restricted Period”): (i) the execution date, (ii) the date on which a registration statement (or registration statements) registering for resale all registrable securities has been declared effective by the SEC, and (iii) the date on which stockholder approval to exceed the Share Cap is obtained, we agreed, with certain exceptions, not to directly or indirectly issue, offer, sell, or otherwise dispose of equity securities or equity-linked or related securities, any convertible securities, debt (with or related to equity), any preferred stock or any purchase rights.

The notes provide a beneficial ownership limitation that limits the number of shares the holder may beneficially own at any one time to less than 9.9%. Consequently, the number of shares of Common Stock the holder may beneficially own in compliance with the beneficial ownership limitation may increase over time as the number of outstanding shares of Common Stock increases over time. In addition, the holder may sell some or all of the shares received upon conversion of the notes, permitting the holder to acquire additional shares in compliance with the beneficial ownership limitation.

The issuance of the notes and underlying Common Stock will not affect the rights of the holders of outstanding shares of Common Stock, but such issuances will have a dilutive effect on the existing stockholders.

Additional information regarding the transactions, including transaction documents, described in this Proposal No. 2 can be found in the Current Reports on Form 8-K filed by the Company on August 12, 2024 and August 23, 2024.

Reasons for Requesting Stockholder Approval

NYSE American listing rules require stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock at lower than market value. The terms of our agreements with Esousa also require that we seek and obtain such stockholder approval.

The Board has determined that the issuance of the notes described in this Proposal No. 2 and the issuance of shares of Common Stock on conversion of the notes, is in the best interests of the Company and its stockholders because of the Company’s critical need to obtain additional financing in order to pursue its business plans, achieve commercialization, and reduce existing debt.

Possible Effects of Disapproval of this Proposal

If we fail to obtain the approval of our stockholders as required by NYSE American, there will be an event of default under the notes, requiring us to immediately repay the notes. Previously, on August 30, 2024, we filed a proxy statement for a special meeting soliciting approval of the matters described in this Proposal No. 2. However, we were unable to achieve the quorum necessary to vote on such matters and were forced to adjourn and ultimately cancel that special meeting. As a result, we are currently in default under our agreements with Esousa. If we are unable to obtain approval at the Annual Meeting, we anticipate that Esousa may take action against us, which may include demanding immediate repayment.

Our ability to successfully implement our business plans, achieve commercialization, and ultimately generate value for stockholders is dependent on our ability to raise capital. If we are unsuccessful in retaining the capital raised pursuant to the notes, and raising necessary additional capital, we would be required to curtail our business plans, reduce operating expenses, dispose of assets, and seek extended terms on existing obligations, among other things, or pursue a sale, dissolution, liquidation, or bankruptcy.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK IN EXCESS OF THE SHARE CAP ON CONVERSION OF CERTAIN CONVERTIBLE NOTES, AND ANY FUTURE ADJUSTMENTS OF THE CONVERSION PRICE OF SUCH NOTES.

PROPOSAL NO. 3 – To approve AND RATIFY, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of the Share Cap in connection with the Master Agreement with Liqueous LP (“Liqueous”), which includes the issuance of up to $15 million of securities, issuance of securities upon future adjustments pursuant to the terms of such securities, and issuance of securities upon conversion of certain outstanding notes held by Liqueous

On October 1, 2024, we entered into a master transaction terms agreement (the “Master Agreement”) with Liqueous, pursuant to which, we and Liqueous established a strategic financing framework for short-term and long-term financing for us. The Master Agreement provides for: (i) an immediate capital infusion from Liqueous of $3 million at current market price, (ii) subsequent weekly capital infusions of $1,250,000 at market price until an additional $10 million has been invested; (iii) the acquisition and conversion of certain outstanding notes, with each $1.00 of debt converted into $2.00 of Common Stock at market price; (iv) an adjustment to current market price of certain outstanding pre-funded warrants held by Liqueous having a current cash value of approximately $2.2 million; and (v) the implementation of a $50 million equity line of credit (the “ELOC”) pursuant to which we may require Liqueous to purchase Common Stock from time-to-time in the amounts and for the prices determined in accordance with the terms of the ELOC. For additional information regarding the ELOC, see Proposal No. 4 below.

Initial Investments

As provided in the Master Agreement, on October 1, 2024, we entered into two Securities Purchase Agreements with Liqueous, reflecting Phase 1 and Phase 2 under the Master Agreement, pursuant to which Liqueous would acquire pre-funded warrants on substantially the same terms as prior pre-funded warrants executed between the parties: (i) the first, Phase 1, providing for the acquisition by Liqueous of pre-funded warrants exercisable for an aggregate of 6,849,315 shares of Common Stock, with an effective purchase price of $0.438 per share, for aggregate gross proceeds of approximately $3 million within five business days of execution; and (ii) the second, Phase 2, providing for weekly capital infusions of $1,250,000 at market price until a total of $10 million has been invested, beginning 10 days after execution of the purchase agreement or upon filing of the registration statement registering the shares identified in (i) above for resale. As part of Phase 1, Liqueous would also engage in good faith best efforts to prepay or otherwise acquire outstanding notes held by Esousa, given among other things the failure to achieve quorum at the special meeting called to approve the Esousa transaction (which failure to obtain such approval resulted in a default under such transactions) and the restrictions on the issuance of additional shares until after such time as such stockholder approval is obtained.

Registration and Restrictions

As provided in the Master Agreement, on October 1, 2024, we entered into a registration rights agreement pursuant to which we are obligated to register for resale the Common Stock to be issued in connection with the financing transactions contemplated by the Master Agreement. The parties also agreed that no issuances pursuant to the financing plan will be made to the extent such issuances would: (i) cause Liqueous to hold greater than 4.99% at any time; or (ii) result in the issuance of Common Stock greater than the Share Cap, unless any stockholder approval that is required under NYSE American rules is first obtained.

Conversion of Existing Notes in Exchange for Common Stock

Liqueous held and continues to hold certain outstanding notes previously issued by the Company, which it acquired from the third-party holders of such notes in independent transactions. The Master Agreement provides for the continuation of the conversion of notes as and to the extent Liqueous holds or acquires them. As previously disclosed, certain of these notes (or portions of such notes) have been exchanged by Liqueous in exchange for the issuance of shares of Common Stock. As of the nine months ended September 30, 2024, the Company had issued an aggregate of approximately 4,648,162 shares of Common Stock in exchange for the extinguishment of approximately $4.7 million in outstanding debt. The historical issuance of these shares may be deemed to have violated NYSE requirements relating to the issuance of shares in excess of the Share Cap without stockholder approval. The Company is reviewing and adjusting its controls and procedures to avoid future issuances that could be deemed to violate NYSE requirements. To the extent issuances pursuant to such conversions are subject to the Share Cap the Company is seeking approval and ratification of stockholders.

Reasons for Requesting Stockholder Approval

NYSE American listing rules require stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock at lower than market value. The terms of our agreements with Liqueous also require that we seek and obtain such stockholder approval.

The Board has determined that the issuance of securities described in this Proposal No. 3 is in the best interests of the Company and its stockholders because of the Company’s critical need to obtain additional financing in order to pursue its business plans, achieve commercialization, and reduce existing debt.

Possible Effects of Disapproval of this Proposal

If we fail to obtain the approval of our stockholders as required by NYSE American, we will not be able to pursue financing described in this Proposal No. 3, which is critical to the Company, and may be deemed to be in default under our agreements with Liqueous.

Our ability to successfully implement our business plans, achieve commercialization, and ultimately generate value for stockholders is dependent on our ability to raise capital. If we are not able to receive the proceeds contemplated by the Master Agreement, we would be required to curtail our business plans, reduce operating expenses, dispose of assets, and seek extended terms on existing obligations, among other things, or pursue a sale, dissolution, liquidation, or bankruptcy.

Potential Adverse Effects of Approving this Proposal

If approved, this proposal will provide for the issuance of up to an aggregate of $15 million shares of Common Stock, plus shares issuable pursuant to the conversion of outstanding notes, and the reduction of debt. The issuance of shares of Common Stock will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of the Common Stock, and will increase the number of the Company’s outstanding shares, which could depress the market price of the Common Stock.

THE Board RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL AND RATIFICATION OF THE issuance of shares of common stock in excess of the Share Cap in connection with the issuance of up to $15 million of securities to Liqueous, including any future adjustments to such securities, and the conversion of certain outstanding notes.

PROPOSAL NO. 4 – To approve, for purposes of complying with NYSE American listing rules, the issuance of shares of common stock in excess of the Share Cap in connection with the issuance of up to $50 million of equity securities pursuant to an equity line of credit with Liqueous

On October 1, 2024, we entered into a Common Stock Purchase Agreement (“CSPA”) with Liqueous, pursuant to which an equity line of credit will be implemented. Pursuant to the CSPA, we have the right to sell to Liqueous up to $50.0 million of Common Stock, subject to certain limitations and conditions set forth in the CSPA, from time to time during the term of the CSPA. We also entered into a registration rights agreement with Liqueous pursuant to which we will register the resale of shares of Common Stock issued to Liqueous pursuant to the CSPA. Sales of shares of Common Stock to Liqueous under the CSPA, and the timing of any such sales, are at our option, and we are not under an obligation to sell a certain number of shares to Liqueous under the CSPA. In addition to our being able to transfer Common Stock to Liqueous from time-to-time in the amounts and for the prices provided in the ELOC, a $2,500,000 advance on the ELOC is available to us upon the filing of the registration statement relating to the resale of shares issued pursuant to the ELOC. Such advance is in the form of a convertible note, having an 8% annual interest rate and a default conversion rate at a 10% discount to the lower of the previous day’s closing price or the prior five-day average.

Upon the satisfaction of the conditions to the obligation of Liqueous to purchase shares set forth in the CSPA, including having a registration statement registering the resale of the shares of Common Stock issuable under the CSPA declared effective by the Securities and Exchange Commission, the Company will have the right, but not the obligation, from time to time at its discretion, to direct Liqueous to purchase a specified number of shares of Common Stock by delivering written notice to Liqueous (a “Purchase Notice”). Such Purchase Notice must be for a minimum of $75,000 of shares and may not exceed 35% of the median daily trading volume of the Common Stock over the most recent five business days immediately preceding the date of delivery of a Purchase Notice, subject to other limitations described in the CSPA.

The shares of Common Stock will be purchased at a price equal to 97% of the lowest daily VWAP of the shares of Common Stock during the three consecutive trading days commencing on the date of the delivery of the Purchase Notice. The CSPA provides for certain rapid purchases in our discretion, under certain circumstances, for a purchase equal to the lowest traded price of Common Stock on the rapid purchase notice date.

Under applicable NYSE rules and the terms of the CSPA, in no event may we issue shares under the CSPA equal to greater than the Share Cap immediately prior to the execution of the CSPA, unless the Company obtains stockholder approval to issue shares of Common Stock in excess of the Share Cap in accordance with applicable NYSE rules. We also may not issue or sell any shares of Common Stock to Liqueous under the CSPA which, when aggregated with all other shares of Common Stock then beneficially owned by Liqueous and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 thereunder), would result in Liqueous beneficially owning more than 4.99% of the outstanding shares of Common Stock.

Actual sales of shares of Common Stock under the CSPA will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding for our business and operations.

The CSPA will automatically terminate on the earliest to occur of (i) the second anniversary of the date of the CSPA or (ii) the date on which the aggregate number of shares subject to the CSPA have been sold. The Company also has the right to terminate the CSPA with ten days notice.

The net proceeds under the CSPA to the Company will depend on the frequency and prices at which Common Stock is sold. We expect that proceeds received from such sales will be used primarily for working capital and general corporate purposes.

Reasons for the Financing

We believe that the CSPA will provide necessary additional sources of capital to help us achieve commercialization and fund business operations. The CSPA provides us with future flexibility to enhance our liquidity in an opportunistic and efficient manner, and only when we deem it to be necessary.

Reasons for Requesting Stockholder Approval

NYSE American listing rules require stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock at lower than market value. The terms of our agreements with Liqueous also require that we seek and obtain such stockholder approval.

The Board has determined that the issuance of securities described in this Proposal No. 4 is in the best interests of the Company and its stockholders because of the Company’s critical need to obtain additional financing in order to pursue its business plans, achieve commercialization, and reduce existing debt.

Possible Effects of Disapproval of this Proposal

The Board is not seeking the approval of our stockholders to authorize our entry into the CSPA. The CSPA has already been executed and delivered. The failure of our stockholders to approve this proposal will mean that the issuance of shares of Common Stock in accordance with the CSPA will be limited to an amount up to the Share Cap and we will not be able to realize the full benefit of this important financing transaction.

Potential Adverse Effects of Approving this Proposal

If approved, this proposal will provide for the issuance of up to an aggregate of $50 million shares of Common Stock. The issuance of shares of Common Stock will dilute the percentage ownership interest of all stockholders, may dilute the book value per share of the Common Stock and will increase the number of the Company’s outstanding shares, which could depress the market price of the Common Stock.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF the issuance of shares of common stock in excess of the Share Cap in connection with the issuance of up to $50 million of equity securities pursuant to an equity line of credit with Liqueous

PROPOSAL NO. 5 – To approve the issuance of up to $35 million of securities in one or more non-public where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock

NYSE American listing rules require stockholder approval in connection with a transaction, other than a public offering, involving the sale or issuance by the issuer of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock at lower than market value. Shares of our Common Stock issuable upon the exercise or conversion of warrants, options, debt instruments or other equity securities issued or granted in such non-public offerings will be considered shares issued in such a transaction in determining whether the 20% limit has been reached, except in certain circumstances.

We may seek to raise additional capital to implement our business strategy and enhance our overall capitalization . We have not determined the particular terms for such prospective offering. Because we may seek additional capital that may require stockholder approval under NYSE American rules, we are seeking stockholder approval now, so that we will be able to move quickly to take full advantage of any opportunities that may develop.

We are asking our stockholders to approve the potential issuance of shares of our Common Stock, or securities convertible into our Common Stock, in one or more non-public capital-raising transactions (including without limitation private placements or issuances in connection with equity lines of credit or similar facilities) subject to the following limitations:

•
the total aggregate consideration for securities we issue will not exceed $35 million;

•
the maximum discount at which securities (which may consist of shares of Common Stock or securities convertible into Common Stock, and accompanying warrants for the issuance of additional shares of Common Stock) will be equivalent to no more than a discount of 30% to the market price of our Common Stock at the date of issuance;

•
such offerings will occur, if at all, on or before the date that is 90 days following the date that Proposal No. 5 is approved by stockholders; and

•
such other terms as our Board shall deem to be in the best interests of the Company and its stockholders, not inconsistent with the foregoing.

The issuance of shares of our Common Stock, or other securities convertible into shares of our Common Stock, in accordance with any offerings would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in our Common Stock. Existing stockholders do not have preemptive rights to subscribe to additional shares that may be issued by the Company in order to maintain their proportionate ownership of the Common Stock.

The issuance of shares of Common Stock in one or more non-public offerings could have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Our Board has not yet determined the terms and conditions of any offerings. As a result, the level of potential dilution cannot be determined at this time, but as discussed above, we may not issue more than $35 million worth of shares of Common Stock in the aggregate pursuant to the authority requested from stockholders under this proposal.

It is possible that if we conduct a non-public stock offering, some of the shares we sell could be purchased by one or more investors who could acquire a large block of our Common Stock. This would concentrate voting power in the hands of a few stockholders who could exercise greater influence on our operations or the outcome of matters put to a vote of stockholders in the future.

We cannot determine what the actual net proceeds of the offerings would be until such offerings are completed, but as discussed above, the aggregate dollar amount of the non-public offerings will be no more than $35 million.

We expect the net proceeds of any offerings will be used for working capital and general corporate purposes. Other than the transactions described in Proposal Nos. 2, 3, and 4, we currently have no arrangements regarding any specific transaction with investors, so we cannot predict whether we will be successful should we seek to raise capital through any offerings.

THE Board RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE issuance of up to $35 million of securities in one or more non-public offerings, where the maximum discount at which securities may be offered may be equivalent to a discount of up to 30% below the market price of the Company’s common stock.

PROPOSAL NO. 6 – To ratify the selection, by the Audit Committee and our Board, of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024

The Audit Committee has engaged Withum as our independent registered public accounting firm for the year ending December 31, 2024 and is seeking ratification of this selection by our stockholders at the Annual Meeting. Withum has audited our financial statements since the year ended December 31, 2020. Representatives of Withum are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Withum as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Withum to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Withum. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that a change would be in the best interests of the Company and our stockholders.

Audit and Non-Audit Services

The following table provides information regarding the fees incurred to Withum to Nuburu, Inc. and its predecessor, Legacy Nuburu, during the years ended December 31, 2023 and December 31, 2022. All fees described below were approved by the Audit Committee.

	December 31,	December 31,
	2023	2022
Audit Fees(1)	$228,800	$271,792
Audit-Related Fees(2)	95,120	38,000
Tax Fees(3)	-	7,560
All Other Fees	―	―
Total	$323,920	$317,352

(1) Audit Fees of Withum for 2023 and 2022 were for professional services rendered for the annual audit of our consolidated financial statements, the reviews of our quarterly condensed consolidated financial statements and the issuance of consents and comfort letters in connection with registration statement filings with the SEC.

(2) Audit-Related Fees consist of fees related to assurance services not included in “Audit Fees”, which are primarily associated with fees for services incurred in connection with registration statements filed with the SEC and services normally provided by Withum in connection with statutory and regulatory filings or engagements.

(3) Tax Fees consist of fees for tax compliance, tax advice and tax planning.

Auditor Independence

In 2023, there were no other professional services provided by Withum, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Withum.

Audit Committee Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by the Company to render audit or non-audit services, the Audit Committee must review the terms of the proposed engagement and pre-approve the engagement. The Audit Committee may delegate authority to one or more of the members of the Audit Committee to provide these pre-approvals for audit or non-audit services, provided that the person or persons to whom authority is delegated must report the pre-approvals to the full Audit Committee at its next scheduled meeting. Audit Committee pre-approval of non-audit services (other than review and attest services) is not required if those services fall within available exceptions established by the SEC.

The Audit Committee pre-approved all audit, audit-related, tax and other services provided by Withum for 2023 and 2022 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WITHUMSMITH+BROWN, PC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024.

PROPOSAL NO. 7 – To approve the adjournment of the Annual Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposals, in the event the Company does not receive the requisite stockholder vote to approve such proposals or establish a quorum

The Adjournment Proposal, if adopted, will allow us to adjourn the Annual Meeting from time to time, to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that there are insufficient votes for, or otherwise in connection with, the approval of the other proposals, or to establish a quorum for the Annual Meeting.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Annual Meeting and any later adjournments. If our stockholders approve the Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to use the additional time to solicit additional proxies in favor of the aforementioned proposals or to establish a quorum.

Among other things, approval of the Adjournment Proposal could mean that, even if proxies representing a sufficient number of votes against any of the proposals have been received, we could adjourn the Annual Meeting without a vote on such proposal and seek to convince the holders of those shares to change their votes to votes in favor of the approval of such proposal.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL

REPORT OF THE AUDIT COMMITTEE

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of our Board submits the following report:

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available in the “Corporate Governance” section of Nuburu’s investor relations website, provided that nothing at such website is incorporated herein. Management has the primary responsibility for the Company’s financial statements and reporting processes, including its systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2023.

The Audit Committee has discussed with Withum, the Company’s independent registered public accounting firm, the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee discussed Withum’s independence with their representatives and has received the written disclosures and the letter from Withum required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence. Finally, the Audit Committee discussed with Withum, with and without management present, the scope and results of Withum’s audits of the Company’s financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2023 for filing with the SEC. The Audit Committee also has engaged Withum as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of this selection by the stockholders.

Respectfully submitted,
THE AUDIT COMMITTEE

Elizabeth Mora, Chair

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent the Company specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

CORPORATE GOVERNANCE

Executive Officers

The following is biographical information for our executive officers, including their ages, as of November 15, 2024.

Name	Age	Position
Ron Nicol	71	Executive Chairman
Brian Knaley	54	Chief Executive Officer
Brian Faircloth	51	Chief Operating Officer

Ron Nicol is the Company's Executive Chairman and a member of the Board. Please see Mr. Nicol's biography set forth above in Proposal No. 1.

Brian Knaley is the Company's Chief Executive Officer and a member of the Board. Please see Mr. Knaley's biography set forth above in Proposal No. 1.

Brian Faircloth is the Company’s Chief Operating Officer. Mr. Faircloth has served as Legacy Nuburu’s Chief Operating Officer since December 2021. Prior to that he was at Foro Energy, a leader in commercializing high power lasers for the oil, natural gas, geothermal, and mining industries, as vice president of engineering from 2009 until 2016 and as chief technology officer from 2015 until December 2021, and also held various operational and leadership roles in other high power laser and optic companies. Mr. Faircloth holds a Master’s degree in Electrical Engineering and Applied Physics from Washington University in St. Louis, a Master’s in Six Sigma from Villanova University and Master certificates in Business Management and Marketing from the A.B. Freeman School of Business, Tulane University.

Board of Directors

The following sets forth certain information, as of December 31, 2023, about each member of our Board, including a discussion of their specific experience, qualifications, attributes, or skills that led to the conclusion that they should serve as directors.

Name	Age	Term Expires	Position
Lily Yan Hughes	61	2024	Director
Elizabeth Mora	63	2024	Director
Ron Nicol	70	2024	Executive Chairman
Brian Knaley	54	2025	Chief Executive Officer; Director
Daniel Hirsch	50	2025	Director
Kristi Hummel	51	2026	Director
John Bolton	75	2026	Director

Lily Yan Hughes served as a member of the Board until her resignation on October 21, 2024. Ms. Hughes has served as assistant dean at Syracuse University College of Law since July 2021, overseeing strategy and operations for the office of career services since 2021 and the office of student experience since 2023. Ms. Hughes served as the senior vice president, chief legal officer and corporate secretary of Arrow Electronics, Inc. (NYSE: ARW), a global provider of products, services, and solutions to industrial and commercial users of electronic components and enterprise computing solutions, from 2019 to 2020, and as the senior vice president, chief legal officer and corporate secretary of Public Storage (NYSE: PSA), a provider of consumer-facing, service-oriented and data-driven real estate operating and developing services, from January 2015 to May 2019. Ms. Hughes holds a BA and a JD from the University of California, Berkeley.

We believe Ms. Hughes is qualified to serve on the Board due to her extensive public company governance and corporate counsel experience as well as executive experience in technology and global supply chains.

Elizabeth Mora For Ms. Mora’s biography, please see Proposal No. 1.

Ron Nicol For Mr. Nicol’s biography, please see Proposal No. 1.

Brian Knaley For Mr. Knaley’s biography, please see Proposal No. 1.

Daniel Hirsch For Mr. Hirsch’s biography, please see Proposal No. 1.

Kristi Hummel served as a member of the Board until her resignation on October 21, 2024. Ms. Hummel has served as the Chief Talent Officer of United Health Group (NYSE: UNH) since November 2022. Prior to that, she was Chief People Officer for Skillsoft (NYSE: SKIL), a global leader in corporate digital learning, from September 2021 until October 2022, and the senior vice president human resources at Dell Technologies Inc. (NYSE: DELL), from September 2016 until September 2021. Ms. Hummel holds both a BS in Business Administration and Management and an MBA from Babson College.

We believe Ms. Hummel is qualified to serve on the Board due to her extensive experience in organizational management.

John Bolton served as a member of the Board until his resignation on April 30, 2024. Mr. Bolton is an attorney, diplomat, consultant and political commentator. He was the National Security Advisor to former President Donald Trump and served as the United States Ambassador to the United Nations from 2005 to 2006. He has spent many years of his career in public service and held high-level positions in the Administrations of Presidents Ronald Reagan, George H. W. Bush and George W. Bush. As an attorney, Ambassador Bolton was in private practice in Washington, DC from 1974 to 2018, except when he was in government service. He graduated with a BA, summa cum laude, from Yale College and received his JD from Yale Law School.

We believe Mr. Bolton is qualified to serve on the Board based on his extensive experience in the defense, energy, and aerospace markets and his leadership expertise.

Director Independence

The Board has determined that each of the directors on the Board other than Ron Nicol (who serves as the Executive Chairman of the Company), Brian Knaley (who serves as the Chief Executive Officer of the Company) and Daniel Hirsch qualifies as an independent director, as defined under the rules of NYSE American. As of December 31, 2023, the Company’s Board consisted of a majority of “independent directors,” as defined under the rules of the SEC and NYSE American relating to director independence requirements.

Leadership Structure of the Board of Directors

Our Board does not have a formal policy regarding the separation of the roles of Chief Executive Officer and Chairperson of the Board, as our Board believes that it is in the best interests of the Company to make that determination based on the direction of the Company and the current membership of the Board. The Board believes that our stockholders are best served at this time by having Mr. Nicol serve as Executive Chairman of the Company as well as the Chairman of our Board while Mr. Knaley serves as Chief Executive Officer and as a director on the Board. The Board will continue to evaluate whether to appoint a lead independent director and may do so in the future.

Role of Board of Directors in Risk Oversight Process

One of the key functions of the Board is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure and the Audit Committee has the responsibility to consider and discuss the Company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

The Audit Committee also monitors compliance with legal and regulatory requirements. The Company’s Compensation Committee also assesses and monitors whether the Company’s compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Diversity

The table below provides certain highlights of the composition of our Board members as of December 31, 2023.

Board Diversity Matrix as of December 31, 2023
	Female	Male	Non-Binary	Did Not Disclose Gender
Total number of directors:	7
Part I: Gender Identity
Directors	3	4	―	―
Part II: Demographic Background
Asian	1
White	2	4	―	―
LGBTQ+	1

Board Committees

The Company’s Board has three standing committees - an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Copies of the charters for each committee are available on the Company’s website, provided that nothing at such website is incorporated herein.

The following table provides information on the Board’s committee memberships as of December 31, 2023:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Brian Knaley
Ron Nicol
Daniel Hirsch
Lily Yan Hughes	X	X	Chair	X
Kristi Hummel		Chair		X
Elizabeth Mora	Chair		X	X
John Bolton	X		X	X

Audit Committee

During 2023, the Company’s Audit Committee consisted of Elizabeth Mora, Lily Yan Hughes and John Bolton. Mr. Bolton and Ms. Hughes resigned from the Audit Committee on April 30, 2024 and October 21, 2024, respectively. Our Audit Committee currently consists of Ms. Mora until we are able to appoint additional independent directors to the Board. The Board has determined that each of the members of the Audit Committee satisfies the independence requirements of NYSE American and Rule 10A-3 under the Exchange Act and is able to read and understand fundamental financial statements in accordance with NYSE American’s Audit Committee requirements. In arriving at this determination, the Board examined each Audit Committee member’s scope of experience and the nature of his or her prior and/or current employment.

Ms. Mora serves as the chair of the Audit Committee. The Board has determined that Ms. Mora qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of NYSE American’s rules. In making this determination, the Board considered Ms. Mora’s formal education and previous experience in financial roles. Both the Company’s independent registered public accounting firm and management periodically meet privately with the Company’s Audit Committee.

The functions of the Audit Committee include, among other things:

•
evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;
•
reviewing the Company’s financial reporting processes and disclosure controls;
•
reviewing and approving the engagement of the Company’s independent auditors to perform audit services and any permissible non-audit services;
•
reviewing the adequacy and effectiveness of the Company’s internal control policies and procedures, including the responsibilities, budget, staffing and effectiveness of the Company’s internal audit function;
•
reviewing with the independent auditors the annual audit plan, including the scope of audit activities and all critical accounting policies and practices to be used by the Company;
•
obtaining and reviewing at least annually a report by the Company’s independent auditors describing the independent auditors’ internal quality control procedures and any material issues raised by the most recent internal quality-control review;
•
monitoring the rotation of partners of the Company’s independent auditors on the Company’s engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of the Company’s independent auditor;
•
reviewing the Company’s annual and quarterly financial statements and reports, including the disclosures contained in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of such periodic reports, and discussing the statements and reports with the Company’s independent auditors and management;
•
reviewing with the Company’s independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy, and effectiveness of the Company’s financial controls and critical accounting policies;
•
reviewing with management and the Company’s auditors any earnings announcements and other public announcements regarding material developments;
•
establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding financial controls, accounting, auditing or other matters;
•
preparing the report that the SEC requires in the Company’s annual proxy statement;
•
reviewing and providing oversight of any related party transactions in accordance with the Company’s related party transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including the Company’s code of ethics;
•
reviewing the Company’s major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and
•
reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee Charter.

Compensation Committee

During 2023, the Company’s Compensation Committee consisted of Lily Yan Hughes and Kristi Hummel. Ms. Hughes and Ms. Hummel resigned from the Compensation Committee on October 21, 2024. Our Compensation Committee currently consists of Ms. Mora until we are able to appoint additional independent directors to the Board. The Company’s Board has determined that each of the members of the Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the independence requirements of NYSE American. The functions of the Compensation Committee include, among other things:

•
reviewing and approving the corporate objectives that pertain to the determination of executive compensation;

•
reviewing and approving the compensation and other terms of employment of the Company’s executive officers;
•
reviewing and approving performance goals and objectives relevant to the compensation of the Company’s executive officers and assessing their performance against these goals and objectives;
•
making recommendations to the Company’s Board regarding the adoption or amendment of equity and cash incentive plans and approving amendments to such plans to the extent authorized by the Company’s Board;
•
reviewing and making recommendations to the Company’s Board regarding the type and amount of compensation to be paid or awarded to the Company’s non-employee board members;
•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•
administering the Company’s equity incentive plans, to the extent such authority is delegated by the Company’s Board;
•
reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections, indemnification agreements and any other material arrangements for the Company’s executive officers;
•
reviewing with management the Company’s disclosures under the caption “Compensation Discussion and Analysis” in the Company’s periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such periodic report or proxy statement;
•
preparing an annual report on executive compensation to be included in the Company’s annual proxy statement, to the extent required by the SEC; and
•
reviewing and evaluating on an annual basis the performance of the Compensation Committee and recommending such changes as deemed necessary with the Company’s Board.

Nominating and Corporate Governance Committee

During 2023, the Company’s Nominating and Corporate Governance Committee consisted of Lily Yan Hughes, Elizabeth Mora and John Bolton. Mr. Bolton and Ms. Hughes resigned from the Nominating and Corporate Governance Committee on April 30, 2024 and October 21, 2024, respectively. Our Nominating and Corporate Governance Committee currently consists of Ms. Mora until we are able to appoint additional independent directors to the Board. The Company’s Board has determined that each of the members of the Company’s Nominating and Corporate Governance Committee satisfies the independence requirements of NYSE American. The functions of the Nominating and Corporate Governance Committee include, among other things:

•
identifying, reviewing and making recommendations of candidates to serve on the Company’s Board;
•
evaluating the performance of the Company’s Board, committees of the Company’s Board and individual directors and determining whether continued service on the Company’s Board is appropriate;
•
evaluating nominations by stockholders of candidates for election to the Company’s Board;
•
evaluating the current size, composition and organization of the Company’s Board and its committees and making recommendations to the Company’s Board for approvals;
•
developing a set of corporate governance policies and principles and recommending to the Company’s Board any changes to such policies and principles;
•
reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Company’s Board current and emerging corporate governance trends; and
•
reviewing periodically the Nominating and Corporate Governance Committee charter, structure and membership requirements and recommending any proposed changes to the Company’s Board, including undertaking an annual review of its own performance.

Code of Business Conduct and Ethics

The Company’s Board has adopted a code of business conduct and ethics (the “Code of Conduct”), applicable to all of the Company’s employees, executive officers and directors. The Code of Conduct is available on the Company’s website. Information contained on or accessible through the Company’s website is not a part of this proxy statement. The Nominating and Corporate Governance Committee is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. The Company expects that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on its website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. The Board adopted these Corporate Governance Guidelines to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board follows with respect to board and committee composition and selection, board meetings, Chief Executive Officer performance evaluation and management development and succession planning for senior management, including the Chief Executive Officer position, as well as minimum shareholding requirements for our officers and directors. A copy of our Corporate Governance Guidelines is available on the “Corporate Governance” section of our website.

Attendance at Board, Committee and Stockholder Meetings

During 2023, our Board held 10 meetings (including regularly scheduled and special meetings), our Audit Committee held 4 meetings, our Compensation Committee held 3 meetings, and our Nominating and Corporate Governance Committee held 3 meetings. During 2023, each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during each period for which he or she has been a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served.

Although we do not have a formal policy regarding attendance by members of our Board at the annual meetings of stockholders, we encourage, but do not require, directors to attend. All of the directors then serving attended the annual stockholders’ meeting held in 2023.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable NYSE American rules, our Corporate Governance Guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s Compensation Committee has ever been an executive officer or employee of the Company. None of the Company’s executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that serve as a member of the Company’s Board or Compensation Committee.

Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board and the needs of our Board and the respective committees of our Board and other director qualifications. While our Board has not established minimum qualifications for Board members, some of the factors that our Nominating and Corporate Governance Committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our Board. Although our Board does not maintain a specific policy with respect to Board diversity, our Board believes that the Board should be a diverse body, and the Nominating and Corporate Governance Committee considers a broad range of perspectives, backgrounds and experiences.

If our Nominating and Corporate Governance Committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the Board or management.

After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board the director nominees for selection. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors and our Board has the final authority in determining the selection of director candidates for nomination to our Board.

Stockholder Recommendations and Nominations to our Board of Directors

Our Nominating and Corporate Governance Committee will consider recommendations and nominations for candidates to our Board from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance committee will evaluate such recommendations in accordance with its charter, our bylaws and Corporate Governance Guidelines and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our Board should direct the recommendation in writing by letter to our corporate secretary at Nuburu, Inc., 7442 S. Tucson Way, Suite 130, Centennial, CO 80112, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Stockholder recommendations made to the Board must be received by December 31st of the year prior to the year in which the recommended candidate(s) will be considered for nomination. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our Board. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2025 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed below under “Additional Information— Stockholder Proposals or Director Nominations for 2025 Annual Meeting.”

Policy Prohibiting Hedging or Pledging of Securities

Under our insider trading policy, our employees, including our executive officers, and the members of our Board are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board, any committee of the Board or any specified individual directors, they should send their correspondence to the attention of our Corporate Secretary at 7442 S. Tucson Way, Suite 130, Centennial, CO 80112. The communication should include the name, mailing address and telephone number of the stockholder sending the communication, the number of shares of stock owned by the stockholder and, if not the owner of record, the name of the owner of record of the shares beneficially owned by the stockholder, in order to permit stockholder status to be confirmed and for the Company to provide a response if deemed appropriate. The Corporate Secretary will forward the communication to the relative directors or the Board as a whole.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires that our directors, executive officers, and greater than 10% stockholders file reports with the SEC relating to their beneficial ownership of our securities. These reports are commonly referred to as Form 3, Form 4 and Form 5 reports. Based solely on a review of forms filed with the SEC and written representations from the reporting persons, we believe that all of these reporting persons complied with their filing requirements for the fiscal year ended December 31, 2023, except with respect to (i) the late filing of a Form 4 on June 23, 2023, for David Seldin, a shareholder of the Company, with respect to a series of transactions that occurred on June 16, 2023; (ii) the late filing of a Form 4 on February 7, 2023 for transactions that occurred on January 31, 2023 for the following persons: Revsin Boris, a former director of the Company; Quist Will, a former Director of the Company; Hollod Christopher John, a former director and Chief Executive Officer of the Company; Tailwind Sponsor LLC, a shareholder Company; Sheriff Alan, a former director of the Company; Eby Matthew, a former director and Chief Financial Officer of the Company; Lu Wisdom, a former director of the Company; Krim Philip, a former director and shareholder of the Company; and (iii) the filing of a Form 4/A on February 7, 2023, amending the Form 4 filed on October 19, 2020, for Tailwind Sponsor LLC, a shareholder of the Company, with respect to a transaction that occurred on October 18, 2020.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Common Stock as of November 8, 2024 (the “Ownership Date”), by:

•
each person or “group” who is known by the Company to be the beneficial owner of more than 5% of the issued and outstanding Common Stock;
•
each of the Company’s named executive officers and directors; and
•
all current named executive officers and directors of the Company, as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our Common Stock subject to common stock warrants, options that are currently exercisable or exercisable within 60 days of the Ownership Date, and restricted stock units and performance share awards that vest within 60 days of the Ownership Date, are deemed to be outstanding and to be beneficially owned by the person holding such securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. This table is based upon information supplied by named executive officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC.

Percentage ownership of our Common Stock in the table below is based on 18,686,931 shares of our Common Stock issued and outstanding on November 8, 2024. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 7442 S. Tucson Way, Suite 130, Centennial, CO 80112.

Name of Beneficial Owner	Number of Outstanding Common Shares Beneficially Owned	Number of Common Shares Exercisable Within 60 Days	Number of Common Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Esousa Group Holdings LLC(1)	7,183,908	—	7,183,908	38.4%
Named Executive Officers and Directors:
Brian Knaley(2)	32,930	17,559	50,489	*
Brian Faircloth(3)	6,427	3,719	10,146	*
Ron Nicol(4)	63,560	51,792	115,352	*
Daniel Hirsch(5)	547	17,519	18,066	*
Elizabeth Mora(6)	547	2,063	2,610	*
Mark Zediker(7)	107,706	--	107,706	*
Common Shares all directors and executive officers own as a group (5 persons)	104,011	92,651	196,662	*

* Represents beneficial ownership of less than one percent of our outstanding shares of Common Stock.

(1) Includes shares of Common Stock issuable to Esousa Group Holdings upon conversion of certain convertible notes held by Esousa Group Holdings

(2) Includes (i) 32,930 shares of Common Stock held by Mr. Knaley and (ii) 17,559 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Knaley.

(3) Includes (i) 6,427 shares of Common Stock held by Mr. Faircloth, (ii) 3,281 shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Faircloth and (iii) 438 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Faircloth.

(4) Includes (i) 23,033 shares of Common Stock held by Eunomia, LP, of which Mr. Nicol is the manager, (ii) 36,337 shares of Common Stock issuable to Eunomia, LP upon conversion of certain convertible notes held by Eunomia, LP, (iii) 3,643 shares of Common Stock held by Mr. Nicol, and (iv) 47,292 shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Nicol and (v) 4,500 shares of Common Stock that may be acquired within 60 days of the Ownership Date pursuant to stock options held by Mr. Nicol.

(5) Includes (i) 547 shares of Common Stock held by Mr. Hirsch and (ii) 17,519 shares of Common Stock that may be acquired through the exercise of vested stock options held by Mr. Hirsch.

(6) Includes (i) 547 shares of Common Stock held by Ms. Mora and (ii) 17,519 shares of Common Stock that may be acquired through the exercise of vested stock options held by Ms. Mora.

(7) Includes 107,706 shares of Common Stock held by Mr. Zediker.

Percentage ownership of our non-voting Series A preferred stock (“Preferred Stock”) in the table below is based on 2,388,905 shares of our Preferred Stock issued and outstanding on November 8, 2024. Unless noted otherwise, the address of each of the individuals and entities named below is c/o Nuburu, Inc., 7442 S. Tucson Way, Suite 130, Centennial, CO 80112.

Name of Beneficial Owner	Number of Outstanding Series A Preferred Shares Beneficially Owned	Number of Series A Preferred Shares Exercisable Within 60 Days	Number of Series A Preferred Shares Beneficially Owned	Percentage of Beneficial Ownership
Greater than 5% Stockholders:
Anzu Investors(1)	1,081,361		1,081,361	45.3%
Wilson-Garling 2020 Family Trust uad 9/20/20(2)	121,205		121,205	5.1%
Mark Zediker

Named Executive Officers and Directors:
Brian Knaley
Brian Faircloth
Ron Nicol(3)	121,308		121,308	5.1%
Daniel Hirsch
Elizabeth Mora
Series A Preferred Shares all directors and executive officers own as a group (5 persons)	121,308		121,308	5.1%

* Represents beneficial ownership of less than one percent of our outstanding shares of Preferred Stock.

(1) Includes (i) 97,409 shares of Preferred Stock held by Anzu Nuburu LLC, (ii) 44,767 shares of Preferred Stock held by Anzu Nuburu II LLC, (iii) 36,937 shares of Preferred Stock held by Anzu Nuburu III LLC, (iv) 244,414 shares of Preferred Stock held by Anzu Nuburu V LLC, (v) 500,000 shares of Preferred Stock held by Anzu Partners LLC, (vi) 121,411 shares of Preferred Stock held by David Seldin, (vii) 24,282 shares of Preferred Stock held by CST Global LLC and (viii) 12,141 shares of Preferred Stock held by Whitney Haring-Smith. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Anzu Investors on November 13, 2023. The foregoing Anzu Investors have entered into the 10b5-1 Sales Plan authorizing Tigress to sell all of the shares of Common Stock received by the Anzu Investors at the Closing of the Business Combination during the period specified in such plan, subject to certain price and volume parameters, and therefore may be deemed a “group” as that term is used in Section 13(d)(3) of the Exchange Act. Mr. Seldin, a Managing Partner of Anzu Partners LLC, and Debrah C. Herman, Chief Financial Officer of Anzu Partners LLC, each serve as the managers of each of the Anzu SPVs and share voting and investment power with respect thereto. The principal office of each of the Anzu Investors is 12610 Race Track Road, Suite 250, Tampa, Florida 33626.

(2) Includes 121,205 shares of Preferred Stock held by W-G Investments LLC, of which Ms. Garling is a member and of which her spouse, Thomas Wilson, is the sole manager. The aforementioned information is based partially on the information reported on Schedule 13D/A filed by the Wilson-Garling Family Trust uad 9/20/20 on June 13, 2023.

(3) Includes 121,308 shares of Preferred Stock held by Eunomia, LP, of which Mr. Nicol is the manager.

EXECUTIVE COMPENSATION

Prior to the closing of the Business Combination in January 2023, none of our officers received any cash compensation for services rendered to us. Accordingly, the compensation in this section for prior to January 2023 relates to the compensation of executive officers of Legacy Nuburu who became our executive officers following the Business Combination.

Due to the timing of the Business Combination, the compensation of our executive officers for 2022 was determined by Legacy Nuburu. Upon consummation of the Business Combination, the Board established a Compensation Committee, which is responsible for determining our executive compensation following the Business Combination.

Executive Compensation

The following is a discussion and analysis of compensation arrangements of our named executive officers, or “NEOs.” As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs as of December 31, 2023 were as follows:

•
Ron Nicol, Executive Chairman;
•
Brian Knaley, Chief Executive Officer;
•
Mark Zediker, the Company's former Chief Executive Officer (whose employment ended with the Company on November 1, 2023); and
•
Brian Faircloth, Chief Operating Officer.

Summary Compensation Table

The following table sets forth total compensation paid to our named executive officers for the years ended December 31, 2023, and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Ron Nicol (3)	2023	$100,000	$53,500	$211,315	$-		$364,815
Executive Chairman	2022	$-	$-	$1,423,515	$-		$1,423,515
Brian Knaley (4)	2023	$339,167	$-	$220,215	$50,000	(5)	$609,382
Chief Executive Officer	2022	$325,000	$-	$962,275	$-		$1,287,275
Dr. Mark Zediker	2023	$400,000	$-	$-	$-		$400,000
Former Chief Executive Officer	2022	$400,000	$-	$-	$-		$400,000
Brian Faircloth	2023	$360,000	$-	$92,820	$-		$452,820
Chief Operating Officer	2022	$325,000	$3,150,000	$-	$-		$3,475,000

(1) The amounts in this column represent the aggregate grant-date fair value of awards of restricted stock units granted to the applicable named executive officer for the applicable year, computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”). For a discussion of the assumptions made by the Company in determining the grant-date fair value of the Company’s restricted stock unit awards, please see Note 11 in Item 8 of our Amendment No. 4 on Form 10-K/A (“Amendment No. 4 on Form 10-K/A”) for the year ended December 31, 2023 filed with the SEC on November 8, 2024.

(2) The amounts in this column represent the aggregate grant-date fair value of stock options granted to the applicable named executive officer for the applicable year, computed in accordance with ASC 718. For a discussion of the assumptions made by the Company in determining the grant-date fair value of the Company’s stock option awards, please see Note 11 in Item 8 in Amendment No. 4 on Form 10-K/A. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the Company’s named executive officers.

(3) Mr. Nicol became the Company's Executive Chairman on September 25, 2023, and began earning an annual salary of $100,000. Prior to that, Mr. Nicol served as independent Chairman of the Board and was compensated as a non-employee director.

(4) Mr. Knaley served as the Company’s Chief Financial Officer from February 21, 2022 until October 31, 2023, earning an annual salary of $325,000. On November 1, 2023, the Company appointed Mr. Knaley as the Company's Chief Executive Officer and increased his annual base salary to $410,000.

(5) Consists of a spot bonus paid to Mr. Knaley upon the completion of the Business Combination.

Outstanding Equity Awards at Fiscal Year End on December 31, 2023

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2023.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Ron Nicol	04/09/2022 04/18/2023 08/31/2023 08/31/2023 09/25/2023	(3) (4) (5) (6) (7)	429,497 93,750 17,187 270,000	85,896 93,750 1,563 1,890,000	6.11 0.39 0.39 0.32	04/08/2032 08/30/2033 08/30/2033 09/25/2033	- 15,625	- 2,345
Brian Knaley	03/17/2022 07/18/2023 07/18/2023 11/1/2023	(8) (9) (10) (11)	158,274 - 47,916 -	187,040 420,000 297,084 500,000	6.11 0.57 0.57 0.29	03/16/2032 07/17/2033 07/17/2033 10/31/2033
Dr. Mark Zediker	10/21/2022	(12)	998,946		4.86	10/20/2030
Brian Faircloth	01/07/2022 07/18/2023	(13) (14)	-	420,000	0.57	07/17/2033	225,484	43,485

(1) This column represents the exercise price per share of the stock option on the date of the grant, as adjusted by the Common Stock Exchange Ratio (as defined in the Business Combination Agreement, filed as Exhibit 2.1 to Amendment No. 4 on Form 10-K/A) (if granted before the Business Combination).

(2) The market value is based on the fair market value of a share of Nuburu Common Stock on December 31, 2023, of $0.15 per share, multiplied by the number of unvested awards.

(3) 2/5ths of the total shares vested on April 9, 2022, and 1/50th vested or will vest each month thereafter on the 13th day of the month, subject to the holder’s continuous service through each vesting date.

(4) 1/8th of the total shares vested on April 30, 2023, and 1/8th vested or will vest each quarter thereafter (beginning July 31, 2023), subject to the holder's continuous service through each vesting date.

(5) 1/12th of the total shares vested or will vest on the first day of each month beginning on July 1, 2023, subject to the holder’s continuous service through each vesting date.

(6) 1/12th of the total shares vested or will vest on the first day of each month beginning on February 1, 2023, subject to the holder’s continuous service through each vesting date.

(7) 1/24th of the total shares vested on October 25, 2023, and 1/24th of the total shares vested or will vest each month thereafter on the same day of the month, subject to the holder’s continuous service through each vesting date.

(8) 1/4th of the total shares vested on February 1, 2023, and 1/48th of the total shares vested or will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.

(9) 1/4th of the total shares will vest on July 18, 2024, and 1/36th of the remaining shares will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.

(10) 1/36th of the total shares vested on July 18, 2023, and 1/36th of the total shares have vested or will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.

(11) 1/4th of the shares will vest on November 1, 2024, and 1/36th of the remaining shares will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.

(12) This amount listed includes options that vested prior to Dr. Zediker's termination with the Company that have not been exercised. Dr. Zediker has no other outstanding equity awards.

(13) The restricted stock units subject to the award vest upon satisfaction of both a service-based requirement and a liquidity event requirement. 1/4th of the total restricted stock units subject to the award satisfied the service-based requirement on the first trading day on or after February 15, 2023, and thereafter, 1/16th of the restricted stock units will satisfy the service-based requirement on each subsequent quarterly vesting date (consisting of February 15, May 15, August 15, and November 15 of a given year), subject to the holder’s continuous service through such date. 100% of the restricted stock units subject to the award satisfied the liquidity event requirement on the completion of the Business Combination and the holder’s continued service through the date of such completion.

(14) 1/4th of the total shares will vest on July 18, 2024, and 1/36th of the remaining shares will vest each month thereafter on the same day of the month, subject to the holder's continuous service through each vesting date.

Executive Officer Employment Agreements

The following provides an overview summary of employment or service agreements with our named executive officers as of December 31, 2023.

Brian Knaley

We entered into an employment agreement with Brian Knaley, our Chief Executive Officer, effective as of December 2, 2022, which agreement was further amended effective November 1, 2023. Mr. Knaley’s annual rate of base salary is $410,000, and he is eligible for an annual cash incentive bonus of up to 60% of his annual base salary. The bonus for 2023 and 2024 will be payable in restricted stock units. He also earned a spot bonus of $50,000 upon the completion of the Business Combination and a promotion equity award of 500,000 non-qualified stock options upon his promotion to Chief Executive Officer on November 1, 2023.

The term of employment for Mr. Knaley under his employment agreement is through October 31, 2025. If we terminate Mr. Knaley’s employment without “cause” or Mr. Knaley terminates his employment for “good reason” (each as defined in Mr. Knaley’s employment agreement), and Mr. Knaley executes a separation agreement and release of claims in a form reasonably satisfactory to us that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Knaley will be entitled to continuing payments of base salary, payable monthly at the rate then in effect, for 12 months following his termination. If Mr. Knaley’s employment terminates due to his death, Mr. Knaley’s surviving spouse or other beneficiary, if applicable, will be entitled to a lump sum payment equal to 6 months of Mr. Knaley’s base salary at the rate then in effect. If we terminate Mr. Knaley’s employment due to his “disability” (as defined in Mr. Knaley’s employment agreement), and Mr. Knaley executes a separation agreement and release of claims in a form reasonably satisfactory to us that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Knaley will be entitled to severance pay with an aggregate value equal to 6 months of Mr. Knaley’s base salary at the rate then in effect, payable in equal monthly installments.

Upon a change in control (as defined in Mr. Knaley's employment agreement), all remaining unvested shares subject to Mr. Knaley's outstanding options or other compensatory equity awards covering shares of our Common Stock will accelerate vesting in full prior to the completion of the change in control.

Mr. Knaley’s employment agreement includes certain non-solicitation obligations for 24 months following his termination and certain non-competition obligations for 24 months following his termination, provided that Mr. Knaley will not be subject to any non-competition obligations following his termination upon the expiration of the term of the employment agreement. Mr. Knaley’s employment agreement further provides for certain mutual non-disparagement obligations with respect to both Mr. Knaley and us.

Brian Faircloth

We entered into an amended and restated employment agreement with Brian Faircloth, our Chief Operating Officer, effective as of December 2, 2022, which agreement was further amended effective January 1, 2024. Mr. Faircloth’s annual rate of base salary is $360,000, and he is eligible for incentive compensation as determined by the Board.

The term of employment for Mr. Faircloth under his amended and restated employment agreement is through October 31, 2025. If we terminate Mr. Faircloth’s employment without “cause” or Mr. Faircloth terminates his employment for “good reason” (each as defined in Mr. Faircloth’s amended and restated employment agreement), and Mr. Faircloth executes a separation agreement and release of claims in a form reasonably satisfactory to us that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Faircloth will be entitled to continuing payments of base salary, payable monthly at the rate then in effect, for 12 months following his termination. If Mr. Faircloth’s employment terminates due to his death, Mr. Faircloth’s surviving spouse or other beneficiary, if applicable, will be entitled to a lump sum payment equal to 6 months of Mr. Faircloth’s base salary at the rate then in effect. If we terminate Mr. Faircloth’s employment due to his “disability” (as defined in Mr. Faircloth’s amended and restated employment agreement), and Mr. Faircloth executes a separation agreement and release of claims in a form reasonably satisfactory to Nuburu that becomes effective and irrevocable no later than 60 days following the date of such termination, then Mr. Faircloth will be entitled to severance pay with an aggregate value equal to 6 months of Mr. Faircloth’s base salary at the rate then in effect, payable in equal monthly.

Mr. Faircloth’s employment agreement includes certain non-solicitation obligations for 24 months following his termination and certain non-competition obligations for 12 months following his termination, provided that Mr. Faircloth will not be subject to any non-competition obligations following his termination upon the expiration of the term of the employment agreement. Mr. Faircloth’s employment agreement further provides for certain mutual non-disparagement obligations with respect to both Mr. Faircloth and us.

DIRECTOR COMPENSATION

Pursuant to the Company's Director Compensation Policy for 2024, each non-employee director will receive the following cash amounts for their service:

Compensation element
Director Annual Retainer	$50,000
Audit Committee Chair	$50,000

The Company's Director Compensation Policy for 2024 provides that non-employee directors can convert all or 50% of their annual cash retainers into additional options at an implied 75% Black Scholes value. For those that elect this option, 25% of the annual retainer to be paid in options will be granted as vested options on the first day of each quarter in 2024. If the director chooses the cash payment option, the amount will be paid quarterly in arrears.

Director Compensation for Fiscal Year Ended December 31, 2023

In November 2022, we entered into letter agreements with each of Daniel Hirsch, Kristi Hummel (a former director), Lily Yan Hughes (a former director) and Elizabeth Mora, and in August 2023 we entered into a letter agreement with John Bolton (a former director), each of whom serves or has served on the Board as a non-employee director. Pursuant to the non-employee director letter agreements, during 2023 each such non-employee director was entitled to a fee of $50,000 per annum (or $100,000 per annum in the case of Elizabeth Mora, who serves as the chair of the Audit Committee of the Board), payable quarterly in arrears (on a prorated basis, as applicable, with respect to Board services rendered during the applicable quarter), as well as reimbursement of reasonable travel and other business expenses incurred in the performance of the non-employee director’s duties to us. Additionally, pursuant to the non-employee director letter agreements, following the effectiveness of the Registration Statement on Form S-8 (File No. 333-271183) registering shares of Common Stock to be issued pursuant to the Company's 2022 Equity Incentive Plan (the “2022 Plan”), each such non-employee director on the Board at the time was granted a one-time award of restricted stock units covering 25,000 shares of Common Stock, scheduled to vest on a quarterly basis in equal installments over a two-year period commencing at the closing of the Business Combination (the “Closing”), subject to the non-employee director’s continued status as a service provider through the applicable vesting dates and such other terms and conditions as set forth in the 2022 Plan and the applicable award agreement thereunder. The foregoing description of the letter agreements is qualified in its entirety by the full text of the letter agreements, a form of which is attached as Exhibit 10.26 to our Registration Statement on Form S-1 (File No. 333-269610) filed with the SEC on February 7, 2023, and is incorporated herein by reference.

In August 2023, we included in our director compensation policy an annual option grant of 50,000 non-qualified stock options per director, with a grant date of the next trading day following the Company's annual meeting of stockholders in 2024 and beyond. The awards vest monthly, on the first day of the month, over 12 months, with any remaining unvested awards accelerating if the next annual meeting is less than 12 months after the last one. The 2023 option awards were granted on August 31, 2023. The options will vest in 12 monthly installments starting from June 16, 2023 (the date of the Company's annual meeting of stockholders held in 2023).

Additionally, in August 2023, we included in our director compensation policy an annual option grant to recognize service of the chairs of the Board and its committees and the service of committee members. Awards in the following were granted on June 16, 2023, and will be awarded in 2024 upon the completion of the Annual Meeting. The annual option grants awarded to the Board are summarized in the table below.

Board Position	Options Granted
Board Member Service	50,000
Board Chair	50,000
Compensation and Nominating Committee Chairs	40,000
Committee Members	10,000

Additionally, each director serving on the Board at the time of the Closing was provided 18,750 non-qualified stock options for the 4.5 months of service provided during the period commencing upon the consummation of the Business Combination and ending June 16, 2023. Such award was granted on August 31, 2023, with vesting over 12 months beginning January 31, 2023. Each director was also granted an additional award of non-qualified stock options for 37.5% of their 2023 committee service award noted in the table above, with the same vesting provisions as the 18,750 stock options previously mentioned.

We may further revise our executive and director compensation program from time to time to better align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize and reward individuals who contribute to our long-term success. Decisions on the executive compensation program will be made by the Compensation Committee.

The following table presents the total compensation for each non-employee director that served on our Board during 2023. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our Board in 2023.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(4)	Option Awards ($)(3)(4)	Total ($)
John Bolton	$16,667	$-	$11,557	$28,224
Daniel Hirsch	$45,833	$53,500	$5,638	$104,971
Kristi Hummel	$45,883	$53,500	$10,148	$109,531
Lily Yan Hughes	$45,883	$53,500	$11,740	$111,123
Elizabeth Mora	$91,667	$53,500	$6,765	$151,932

(1) Board retainers were pro-rated for Mr. Bolton as he became a non-employee director in August 2023. Board retainers were pro-rated for the remaining directors as they began earning the retainers after the Closing occurred on January 31, 2023.

(2) The amounts in this column represent the aggregate grant-date fair value of awards of restricted stock units granted to the directors, computed in accordance with ASC 718. For a discussion of the assumptions made by us in determining the grant-date fair value of our restricted stock unit awards, please see Note 11 in Item 8 of Amendment No. 4 to Form 10-K/A.

(3) The amounts in this column represent the aggregate grant-date fair value of stock options granted to the director, computed in accordance with ASC 718. For a discussion of the assumptions made by us in determining the grant-date fair value of our stock option awards, please see Note 11 in Item 8 of Amendment No. 4 of Form 10-K/A. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.

(4) As of December 31, 2023, the aggregate number of shares subject to outstanding equity awards held by our non-employee directors who served on our Board during 2023 were:

Name	Stock Awards	Stock Options
John Bolton	-	111,667
Daniel Hirsch	15,625	68,750
Kristi Hummel	15,625	123,750
Lily Yan Hughes	15,625	110,417
Elizabeth Mora	15,625	82,500

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to all of the Company's equity compensation plans in effect as of December 31, 2023.

Plan Category	Number of securities to be issued upon the exercise of outstanding stock options, appreciation rights, stock awards and restricted stock units (a)(1)	Weighted-average exercise price of outstanding options, stock appreciation rights, stock awards and restricted stock units(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	8,436,123	$1.86	1,117,619
Equity compensation plans not approved by security holders	-	$-	-
Total	8,436,123	$-	1,117,619

(1) Consists of 7,547,750 shares subject to outstanding options and 888,373 shares subject to outstanding restricted stock units.

(2) The weighted-average exercise price does not reflect the shares of our Common Stock that will be issued in connection with the settlement of restricted stock units, which have no exercise price.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transactions Policy

The Company’s Board has adopted a written Related Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to the Company as an employee, consultant or director are not considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of the Company’s voting securities (including Common Stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of the Company’s voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the Audit Committee (or, where review by the Audit Committee would be inappropriate, to another independent body of the Company’s Board) for review. To identify related person transactions in advance, the Company will rely on information supplied by the Company’s executive officers, directors and certain significant stockholders. In considering related person transactions, the Audit Committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•
the risks, costs, and benefits to the Company;
•
the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
•
the terms of the transaction;
•
the availability of other sources for comparable services or products; and
•
the terms available to or from, as the case may be, unrelated third parties.

The Audit Committee will approve only those transactions that it determines are fair to the Company and in the Company’s best interests. All of the transactions described in this section were entered into prior to the adoption of such policy.

Certain Relationships and Related Person Transactions

In addition to the compensation arrangements, including employment and termination of employment, discussed in “Executive Compensation” and “Executive Officer Employment Agreement” above, the following is a description of each transaction since January 1, 2022, and each currently proposed transaction, in which:

•
Legacy Nuburu or the Company has been or is to be a participant;
•
the amount involved exceeded or exceeds $120,000; and
•
any of Legacy Nuburu’s directors, executive officers, or beneficial holders of more than 5% of any class of Legacy Nuburu’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Transactions with Legacy Nuburu

Financings

Series C Preferred Stock Financing

In multiple closings in December 2021 and January 2022, Legacy Nuburu sold an aggregate of 1,166,372 shares of Legacy Nuburu Series C Preferred Stock, at a purchase price of $5.00 per share, for an aggregate purchase price of approximately $6 million. The table below summarizes the sale of the Legacy Nuburu Series C Preferred Stock to related parties.

Stockholder	Shares of Nuburu Series C Preferred Stock	Total Purchase Price Commitment
Anzu Nuburu LLC(1)	141,842	$709,210
Anzu Nuburu II LLC(1)	58,230	$291,150
Anzu Nuburu III LLC(1)	26,637	$133,185
Anzu Nuburu V LLC(1)	438,452	$2,192,260
W-G Investments LLC(2)	220,000	$1,100,000

(1) David Michael and David Seldin were members of the Legacy Nuburu board of directors. At the time of the financing transaction, Mr. Seldin was the sole manager of the Anzu SPVs, which held more than 5% of Legacy Nuburu’s capital stock immediately prior to the Closing, and currently is one of the managers of the Anzu SPVs. Mr. Michael works with Mr. Seldin with respect to a number of related investment entities.

(2) Thomas J. Wilson, an affiliate of W-G Investments LLC, was a member of the Legacy Nuburu board of directors.

Company Notes

Over the course of multiple closings in March, August and December 2022 and January 2023, Legacy Nuburu issued and sold Company Notes payable to various investors with aggregate gross proceeds of $11.4 million. The Company Notes accrued interest at a rate of 8% per annum. The outstanding principal amount of and all accrued and unpaid interest on the Company Notes (the “Conversion Amount”), immediately prior to the consummation of the Business Combination, automatically converted into 2,642,239 shares of Legacy Nuburu Common Stock that, upon consummation of the Business Combination, entitled the holders of the Company Notes to receive 1,361,787 shares of Common Stock, which was equal to (x) the Conversion Amount divided by (y) $8.50. The table below summarizes the sale of the Company Notes to related parties.

Noteholder	Principal Amount of Company Notes
W-G Investments LLC(1)	$1,000,000
David Seldin(2)	$1,000,000
Ron Nicol(3)	$1,000,000
CST Global LLC(4)	$200,000
Curtis N Maas Revocable Trust(5)	$150,000
Ake Almgren(6)	$100,000

(1) Thomas J. Wilson, an affiliate of W-G Investments LLC, was a member of the Legacy Nuburu board of directors.

(2) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of the Anzu SPVs, which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(3) Ron Nicol is the Chairman of the Company’s Board and was a member of the Legacy Nuburu board of directors.

(4) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

(5) Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

(6) Ake Almgren resigned as a member of the Company's Board effective May 19, 2023.

Investors’ Rights Agreement

Legacy Nuburu entered into an Amended and Restated Investors’ Rights Agreement, dated as of December 10, 2021, which provided, among other things, that certain holders of its capital stock, including (i) the Anzu Holders, which at the time held more than 5% of Legacy Nuburu’s capital stock, and (ii) Thomas J. Wilson as Trustee of the Thomas J. Wilson Revocable Trust u/a/d March 13, 2015 and W-G Investments LLC, which are affiliated with then-Legacy Nuburu director Thomas J. Wilson, were granted certain registration rights and information rights. David Michael and David Seldin, each of whom were directors of Legacy Nuburu, are affiliated with Anzu Partners. The registration and information rights granted under this agreement terminated upon completion of the Business Combination.

Right of First Refusal Agreement

Pursuant to the Amended and Restated Right of First Refusal and Co-sale Agreement, dated as of December 10, 2021 (the “ROFR Agreement”), Legacy Nuburu had the right of first refusal with respect to shares of Legacy Nuburu capital stock if certain stockholders were to propose to sell to other parties. Certain holders of Legacy Nuburu capital stock, including (i) the Anzu Holders, which at the time held more than 5% of Legacy Nuburu’s capital stock, and (ii) Thomas J. Wilson as Trustee of the Thomas J. Wilson Revocable Trust u/a/d March 13, 2015 and W-G Investments LLC, which are affiliated with then-Legacy Nuburu director Thomas J.

Wilson, were granted certain secondary rights of first refusal and co-sale under the ROFR Agreement. David Michael and David Seldin, each of whom was a director of Legacy Nuburu, are affiliated with Anzu Partners. This agreement terminated upon completion of the Business Combination.

Voting Agreement

Legacy Nuburu entered into an Amended and Restated Voting Agreement, dated as of December 10, 2021, pursuant to which certain holders of its capital stock, including (i) the Anzu Holders, which then held more than 5% of Legacy Nuburu’s capital stock, (ii) Thomas J. Wilson as Trustee of the Thomas J. Wilson Revocable Trust u/a/d March 13, 2015 and W-G Investments LLC, which were affiliated with then-Legacy Nuburu director Thomas J. Wilson, and (iii) Dr. Mark Zediker, Legacy Nuburu’s chief executive officer, agreed to vote their shares of capital stock on certain matters, including with respect to the election of directors. David Seldin, who was a director of Legacy Nuburu, shares voting and investment power with respect to the shares held by the Anzu SPVs. This agreement terminated upon completion of the Business Combination.

Director and Officer Indemnification

Legacy Nuburu’s charter and Legacy Nuburu’s bylaws provided for indemnification and advancement of expenses for its directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions.

Services Agreement

Anzu Partners provided certain services to Legacy Nuburu in the past, including financial analysis support, marketing and communications support, business analysis support, and personnel recruitment support (the “Services”). These Services continued until the completion of the Business Combination.

Legacy Nuburu reimbursed Anzu Partners on a periodic basis for Anzu Partners’ out-of-pocket expenses relating to these Services. For fiscal years 2020 through 2022, these reimbursements totaled approximately $190,000 in the aggregate. Legacy Nuburu entered into an engagement letter with Anzu Partners on August 30, 2022 (the “Services Agreement”) relating to this arrangement pursuant to which Legacy Nuburu, in recognition of past Services, (i) paid $500,000 to Anzu Partners upon the Closing of the Business Combination and (ii) issued a warrant with a strike price of $0.01 per share to Anzu Partners for 500,000 shares of Preferred Stock (the “Anzu Partners Warrant”). This warrant was exercised by Anzu Partners in connection with the Closing. The further provision of future Services by Anzu Partners will be subject to additional terms and conditions set forth in the Services Agreement, including an obligation on Legacy Nuburu to reimburse Anzu Partners for out-of-pocket expenses related thereto.

Transactions with the Company

Financing

Senior Convertible Notes Issued June 2023

On June 12, 2023 and June 16, 2023, the Company entered into Note and Warrant Purchase Agreements (the “Senior Convertible Note Purchase Agreements”) primarily with certain investors including existing investors (each, an “Investor”) for the sale of (i) convertible promissory notes (“Senior Convertible Notes”) in the aggregate principal amount of $9,225,000, and (ii) warrants (“Senior Note Warrants") to purchase up to 11,518,895 shares of the Company’s common stock from the June 12, 2023 Purchase Agreement and up to 1,889,535 shares of Common Stock from the June 16, 2023 Purchase Agreement. The Company intends to use the net proceeds (after deducting offering expenses of $160,345) from the Senior Convertible Note Purchase Agreements for general corporate purposes.

The Senior Convertible Notes are senior, secured obligations of the Company, which became secured by the Company's patent portfolio per the Security Agreement as of November 2023, bear interest at the rate of 7.0% per annum, and are payable on the earlier of June 23, 2026 or the occurrence of an Event of Default, as defined in the Senior Convertible Notes. The Senior Convertible Notes are senior to the Junior Notes pursuant to an intercreditor agreement between the parties. The Senior Convertible Notes may be converted at any time following June 23, 2023 prior to the payment in full of the principal amount of the Senior Convertible Notes at the Investor’s option. In the event of the Sale of the Company (as defined in the Senior Convertible Notes), the outstanding principal amount of each Senior Convertible Note, plus all accrued and unpaid interest not otherwise converted into equity securities pursuant to the terms of the Senior Convertible Notes, shall (i) if the Investor so elects, be converted into equity securities pursuant to the terms of the Senior Convertible Notes at a price equal to $0.688 per share (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), or (ii) be due and payable immediately prior to the closing of such Sale of the Company, together with a premium equal to 150% of the principal amount to be prepaid. Subsequent to the effectiveness of a registration statement registering the Registrable Securities (as defined below), the Company may elect to pay interest in kind through the issuance of shares of Common Stock at the Conversion Price, in lieu of payments in cash (the “Interest Shares”).

The Warrants issued by the Company to the Investors pursuant to the Senior Convertible Note Purchase Agreement entitle the relevant Investor to purchase that number of fully paid and nonassessable shares of Common Stock (the “Warrant Shares”) determined by dividing the principal amount of each Convertible Note by the Conversion Price. The Warrants have an exercise price equal to $1.03, which represents a 50% premium over the Conversion Price, and expire on June 23, 2028.

On June 16, 2023, the Company and the Investors also entered into a Registration Rights and Lock-Up Agreement (as amended, the “Registration Rights Agreement”), pursuant to which the Company agreed, following February 6, 2024 (the “Filing Deadline”), to use its commercially reasonable efforts to file a registration statement with the Securities and Exchange Commission for the resale of the Conversion Shares, the Warrant Shares and the Interest Shares (the “Registrable Securities”). Following the Filing Deadline, the Investors also are entitled to demand registration rights. Pursuant to the Registration Rights Agreement, the Investors agree that except for limited exceptions as provided therein, no Notes, Warrants, Conversion Shares, Warrant Shares or Interest Shares may be transferred until the earliest of the date that is one year from the anniversary of the date of the Registration Rights Agreement or the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction wherein all the Company’s stockholders have the right to exchange their shares of Common Stock for cash, securities, or other property.

The Senior Convertible Note Purchase Agreement contains customary representations, warranties and covenants in connection with the transaction. The representations, warranties and covenants in the Senior Convertible Note Purchase Agreement are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of the date thereof, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing is only a brief description of the material terms of the Senior Convertible Note Purchase Agreement, the Senior Convertible Notes, the Senior Note Warrants and the Registration Rights Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder.

The offer and sale of the Convertible Notes and the Warrants (the “Securities”) were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption provided by Rule 506 of Regulation D promulgated under the Act. The offer and sale of the Securities was made only to persons whom the Company believed were accredited investors and the Securities are subject to transfer restrictions. Further, the Company did not engage in any general solicitation or advertising and the securities were offered to a limited number of persons, most of whom the Company had pre-existing relationships with.

The table below summarizes the sale of the Senior Convertible Notes and Senior Note Warrants to related parties:

Investor	Principal Amount of Convertible Notes
Wilson-Garling 2023 Family Trust(1)	$5,000,000
David Seldin(2)	1,200,000
Eunomia, LP(3)	1,000,000
CST Global LLC(4)	100,000
Curtis N Maas Revocable Trust(5)	100,000

(1) Thomas J. Wilson, an affiliate of Wilson-Garling 2023 Family Trust, was a member of the Legacy Nuburu board of directors.

(2) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of Anzu Nuburu LLC, Anzu Nuburu II LLC, Anzu Nuburu III LLC and Anzu Nuburu V LLC (the "Anzu SPVs"), which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(3) Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s Board.

(4) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

(5) Curtis Maas, an affiliate of the Curtis N Maas Revocable Trust, was a member of the Legacy Nuburu board of directors.

Junior Notes Issued November 2023

On November 13, 2023, the Company entered into Note and Warrant Purchase Agreements (the "Junior Note Purchase Agreements") with the lenders identified therein (the "Lenders") providing for (i) zero-interest promissory notes, issued with a 10% original issue discount, in the aggregate principal amount of $5,500,000 (the "Junior Notes"), and (ii) warrants (“Junior Note Warrants”), exercisable for an amount of the Company's common stock equal to 100% principle amount of the Junior Notes (limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders), which will be exercisable for $0.25 per share of the Company's common stock. The Company intends to use the net proceeds (after deducting the original issue discount of $500,000 and offering expenses of $691,399) from the Junior Note Purchase Agreements for general corporate purposes.

The Junior Notes are junior and secured by the Company's patent portfolio pursuant to a security agreement among the parties (the "Security Agreement"). The Junior Notes will mature on the earlier of: (i) the Company closing a credit facility in principal amount of at least $20 million, (ii) a Sale Event (as defined in the Junior Note Purchase Agreements), or (iii) twelve months after issuance. The Junior Notes contain customary events of default. If the Junior Notes have not been repaid within six or nine months after issuance, the Junior Notes will begin to bear interest at the SOFR rate plus 9% and at the SOFR rate plus 12%, respectively, and an additional 25% warrant coverage will be provided at each such date, with a per share exercise price equal to 120% of the trading price of the Company's common stock at the time of issuance and a redemption right in favor of the Company when the trading price of the common stock is greater than 200% of the applicable exercise price for 20 out of any 30 consecutive trading days. Shares of common stock issuable upon exercise of the Junior Note Warrants will be limited to an aggregate of 19.9% of the Company's outstanding common stock until such time as the transaction is approved by the Company's stockholders.

The parties to the Purchase Agreement also entered into an intercreditor and subordination agreement with the holders of the Company’s senior secured convertible notes, which notes will now be secured pursuant to the Security Agreement and rank senior in priority to the Notes.

The description above is a summary and is qualified in its entirety by the complete text of the Purchase Agreement, the form of Note, the form of warrant, the Security Agreement, the registration rights agreement, and the intercreditor and subordination agreement, which were filed as exhibits to Amendment No. 4 on Form 10-K/A.

The table below summarizes the issuance of the Junior Notes and Junior Note Warrants to related parties:

Noteholder	Principal Amount of Notes
David Seldin(1)	$1,100,000
Eunomia, LP(2)	1,100,000
CST Global LLC(3)	220,000

(1) David Seldin was a member of the Legacy Nuburu board of directors and at the time of the issuance was the sole manager of the Anzu SPVs, which at that time owned more than 5% of Legacy Nuburu’s capital stock.

(2) Ron Nicol, manager of Eunomia, LP, is the Executive Chairman of the Company’s Board.

(3) David Michael, an affiliate of CST Global LLC, was a member of the Legacy Nuburu board of directors.

Founder Shares

In June 2020, the Sponsor purchased 8,625,000 shares of the Company’s Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent the underwriter’s over-allotment is not exercised in full. There was an aggregate of up to 269,607 shares that were subject to forfeiture by the Sponsor following the underwriter’s election to partially exercise its over-allotment option so that the number of Founder Shares would collectively represent approximately 20% of the Company’s issued and outstanding shares after the IPO. The underwriter’s over-allotment option expired unexercised on October 24, 2020, and as such 269,607 Founder Shares were forfeited, resulting in there being an aggregate of 8,355,393 Founder Shares outstanding.

The Sponsor agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a business combination and (B) subsequent to a business combination, (x) if the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a business combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property. These restrictions on transferring, assigning or selling the Founder Shares were amended effective as of Closing pursuant to the Sponsor Letter Agreement Amendment. See “- Sponsor Letter Agreement Amendment” below.

Share Transfer Agreement

On January 25, 2023, the Sponsor entered into an agreement (the “Share Transfer Agreement”) with an unaffiliated third party (the “Purchasing Party”) whereby the Purchasing Party agreed to use commercially reasonable efforts to seek to acquire 100,000 shares of Class A Common Stock of Tailwind (the “Acquired Shares”) from a third party which had previously submitted an election to redeem for the purposes of the Purchasing Party reversing such election to redeem on or following the date of the agreement. In exchange for the foregoing commitment to acquire and reverse the redemption of the Acquired Shares, the Sponsor agreed to transfer to the Purchasing Party an aggregate of 150,000 shares of Common Stock of the Company held by the Sponsor immediately following the consummation of the Business Combination (the “Transferred Founder Shares”) if the Purchasing Party continued to hold such Acquired Shares through the consummation of the Business Combination. In connection with the Closing, the Transferred Founder Shares were transferred to the Purchasing Party.

Administrative Support Agreement

The Company entered into an agreement, commencing on September 9, 2020, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial, and administrative support services. These obligations under this agreement ceased upon completion of the Business Combination.

Sponsor Support Agreement

Tailwind and the Sponsor, concurrently with the execution and delivery of the Business Combination Agreement, entered into the Sponsor Support Agreement, pursuant to which the Sponsor agreed, among other things, (A) to vote (or execute and return an action by written consent), or cause to be voted at the Tailwind Special Meeting all of its Class B Common Stock or any other voting securities of the Company which it holds, owns, or is entitled to vote, in favor of the approval and adoption of the Business Combination Agreement and approval of the Business Combination, including the Merger, (B) not to redeem any of the Class B Common Stock pursuant to or in connection with any vote for the approval of any extension of the deadline for Tailwind to consummate its initial business combination, and (C) to forfeit the shares of Common Stock held by the Sponsor other than certain retained shares of Class B Common Stock equal to (i) (x) 2,000,000 shares in the aggregate, if the Post-Redemption Trust Amount is greater than $40,000,000 in the aggregate or (y) 1,500,000 shares in the aggregate, if the Post-Redemption Trust Amount is equal to or less than $40,000,000 in the aggregate, in either case, minus (ii) the Expense Excess Shares, if any. “Expense Excess Shares” means an amount of Class B Common Stock equal to the product of (i) two (2.0), multiplied by (ii) the quotient obtained by dividing (x) the excess, if any, of (A) the SPAC Forfeiture Expenses over (B) $6,000,000, by (y) ten dollars ($10). “SPAC Forfeiture Expenses” means all fees, expenses and disbursements incurred by or on behalf of Tailwind or Merger Sub in connection with the Business Combination or otherwise in connection with Tailwind’s operations, including in connection with any prior transactions pursued by Tailwind and all obligations (including principal and accrued but unpaid interest) for the payment of borrowed money, other than (i) expenses incurred by Tailwind and owed to Loop Capital Markets, Tigress and Cohen in their capacities as capital markets advisors in connection with the Business Combination, (ii) expenses incurred in obtaining a D&O Tail Policy and any directors and officers insurance premium with respect to the renewal of Tailwind’s D&O Policy, (iii) any reasonable and documented out-of-pocket fees and expenses incurred in connection with any third-party litigation threatened or commenced in connection with the Business Combination prior to the Closing and (iv) any other fees or expenses borne by Legacy Nuburu pursuant to Section 10.11 of the Business Combination Agreement. “Post-Redemption Trust Amount” means the aggregate amount of funds held in the Trust Account, to be held as available cash on the balance sheet of the Company following the redemption of Tailwind’s public shares. Because the Post-Redemption Trust Amount was less than $40,000,000 after taking into account the Extension Redemptions, the Sponsor retained 1,500,000 shares of Class B Common Stock after the consummation of the Business Combination. The Amendment to the Sponsor Support and Forfeiture Agreement clarified that the Sponsor would not forfeit shares by virtue of Tailwind’s incurrence of the Sponsor Loan (as defined in the Amendment to the Sponsor Support and Forfeiture Agreement).

Upon the occurrence of the Closing, the Sponsor automatically cancelled, without any further action by the Sponsor or any other person, all of the Private Placement Warrants that were held by the Sponsor. The Sponsor also waived, for no consideration, its right to receive the Preferred Stock Issuance, other than with respect to 1,000,000 shares of Preferred Stock.

On January 31, 2023, Tailwind, Legacy Nuburu and the Sponsor amended and restated the Sponsor Support Agreement (the “Amended and Restated Sponsor Support and Forfeiture Agreement”). The Amended and Restated Sponsor Support and Forfeiture Agreement amended the Sponsor Support and Forfeiture Agreement to, among other things, (a) reduce the amount of Preferred Stock of the Company that were issued to the Sponsor pursuant to the Preferred Stock Issuance, from 1,000,000 to 650,000 shares and (b) reduce the amount of shares of Common Stock that were retained by the Sponsor in connection with the consummation of the Business Combination from 1,500,000 to 1,000,000 (after transfer of 150,000 shares pursuant to the Share Transfer Agreement). The Amended and Restated Sponsor Support and Forfeiture Agreement became effective immediately following the Closing of the Business Combination.

Sponsor Letter Agreement Amendment

Tailwind, on the one hand, and the Sponsor and the Sponsor Insiders, on the other hand, are parties to the Sponsor Letter Agreement. In connection with the Business Combination Agreement, the Form Amendment was agreed upon. The Sponsor Letter Agreement Amendment entered into on November 22, 2022 superseded the Form Amendment and amended and restated the lock-up restrictions under the Sponsor Letter Agreement to provide that the Sponsor Insiders may not transfer any Founder Shares (as defined therein) (A) if the completion of an initial Business Combination occurs prior to March 30, 2023, until the earliest of (i) nine (9) months following the completion of an initial Business Combination and (ii) September 30, 2023 and (B) if the completion of an initial Business Combination occurs on or after March 30, 2023, six (6) months following the completion of an initial Business Combination; provided that transfers of the Company’s securities following the Closing will be permitted to the extent (i) the proceeds from any such transfer are used by the Sponsor to repay the Sponsor Debt (as defined therein) and/or (ii) any such transfer itself constitutes repayment of the Sponsor Debt pursuant to the terms thereof. The amendments set forth in the Sponsor Letter Agreement Amendment became effective immediately following the Closing.

On January 31, 2023, the parties to the Sponsor Letter Agreement amended and restated the Letter Agreement (the “Amended and Restated Letter Agreement”). The Amended and Restated Letter Agreement, as compared to the Form Amendment, among other things, amended the specified exceptions to the lock-up restrictions under the Sponsor Letter Agreement to permit transfers of the Company’s securities following the Closing of the Business Combination to the extent (i) the transfer(s) is made at a price no less than the daily volume-weighted average price on the trading day prior to such transfer(s), as reported by Bloomberg and (ii) the net proceeds from any such transfer(s) does not exceed $1,350,000 in the aggregate and the proceeds from any such transfer are used by the Sponsor to repay the Sponsor Debt (as defined therein); however, if such transfer(s) is proposed to be made at a price that is less than the daily volume-weighted average price on the day prior to any such transfer, as reported by Bloomberg, Nuburu’s prior written consent must be obtained prior to any such transfer(s). The Amended and Restated Letter Agreement became effective immediately following the Closing of the Business Combination.

Related Party Loans

In addition, in order to finance transaction costs in connection with a business combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates could, but were not obligated to, make further loans to the Company as funds may be required (“Working Capital Loans”). Upon Closing, the Company repaid the Working Capital Loans out of the proceeds of the Trust Account released to the Company.

Extension Loan

On September 7, 2022, Tailwind held a special meeting of the stockholders (the “Extension Meeting”), at which Tailwind’s stockholders voted to amend the Pre-Closing Tailwind Certificate of Incorporation to extend the date by which Tailwind must consummate a business combination (the “Termination Date”) from September 9, 2022 to January 9, 2023 (the “Charter Extension Date”), and to allow Tailwind, without another stockholder vote, to elect to extend the Termination Date to consummate a business combination on a monthly basis for up to two times by an additional one month each time after the Charter Extension Date, by resolution of Tailwind’s board of directors if requested by the Sponsor, and upon five days’ advance notice prior to the applicable deadlines, until March 9, 2023, or a total of up to six months after September 9, 2022, unless the closing of Tailwind’s initial business combination shall have occurred prior to such date (the “Extension Amendment”). In connection with the approval of the Extension Amendment, on September 9, 2022, Tailwind issued an unsecured promissory note in the principal amount of up to $750,000 (the “Sponsor Note”) to the Sponsor, pursuant to which the Sponsor (or one or more of its affiliates, members or third-party designees) contributed $600,000 to the Trust Account. The Sponsor Note did not bear interest and was repaid upon Closing of the Business Combination.

Registration Rights and Lock-Up Agreement

Concurrently with the execution of the Business Combination Agreement, the Company and the Holders (as defined in the Registration Rights and Lock-Up Agreement) entered into the Registration Rights and Lock-Up Agreement, which amended and restated in its entirety the Registration and Stockholder Rights Agreement between the Company and the Sponsor, dated September 9, 2020.

Pursuant to the terms of the Registration Rights and Lock-up Agreement, the Company agreed to file a registration statement to register the resale of certain shares of Common Stock held by the Holders (as defined in the Registration Rights and Lock-up Agreement), including any Common Stock issuable to such Holders upon conversion of any Preferred Stock issued at Closing or pursuant to the Sale Option Agreement (see “-Sale Option Agreement” below). Further, pursuant to the terms of the Registration Rights and Lock-Up Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined in the Registration Rights and Lock-Up Agreement) holding at least a majority in interest of the then-outstanding number of Registrable Securities (as such term is defined in the Registration Rights and Lock-Up Agreement) held by all New Holders (as defined in the Registration Rights and Lock-Up Agreement), may demand at any time or from time to time, that the Company file a registration statement on Form S-1 or Form S-3 to register certain shares of Common Stock held by such Holders (as defined in the Registration Rights and Lock-Up Agreement). The Registration Rights and Lock-Up Agreement will also provide the Holders (as defined in the Registration Rights and Lock-Up Agreement) with “piggy-back” registration rights, subject to certain requirements and customary conditions.

In addition, subject to certain exceptions, each Holder (as defined in the Registration Rights and Lock-Up Agreement (which does not include Anzu Partners)) shall not transfer any Restricted Securities (each as defined in the Registration Rights and Lock-Up Agreement) beneficially owned or owned of record by such Holder until the end of the Lock-up Period applicable to such Holder. “Lock-up Period” shall mean:

(a)
For the “Nuburu Holders” (as so listed in Schedule A to the Registration Rights and Lock-Up Agreement) and the Anzu SPVs, the period beginning on the Closing Date and ending on the earliest of: (i) the date that is 180 days from the Closing Date, (ii) if the VWAP of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 150 days after the Closing Date, the date that is 150 days from the Closing Date, or (iii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; and

(b)
for the persons designated as “Founder Holders” on Schedule A of the Registration Rights and Lock-Up Agreement (the “Founder Holders”), the period beginning on the Closing Date and ending on the earliest of: (i) the date that is four (4) years from the Closing Date, (ii) (A) for 25% of the Restricted Securities (as defined in the Registration Rights and Lock-Up Agreement) held by each Founder Holder and their respective permitted transferees, the date that is 180 days from the Closing Date or if the VWAP of the Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period within 150 days after the Closing Date, the date that is 150 days from the Closing Date, (B) for an additional 25% of the Restricted Securities (as defined in the Registration Rights and Lock-Up Agreement) held by each Founder Holder and their respective permitted transferees, the date on which the Closing Price (as defined in the Registration Rights and Lock-Up Agreement) of the Common Stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least one (1) year after the Closing Date, (C) for an additional 25% of the Restricted Securities held by each Founder Holder and their respective permitted transferees, the date on which the Closing Price of the Common Stock equals or exceeds $15.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least one (1) year after the Closing Date, and (D) for the remaining 25% of the Restricted Securities held by each Founder Holder and their respective permitted transferees, the date on which the Closing Price of the Common Stock equals or exceeds $17.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least one (1) year after the Closing Date; or (iii) such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property; provided, that, for the avoidance of doubt, the Lock-up Period for any Restricted Securities for which the Lock-up Period has not ended on the fourth-year anniversary of the Closing Date shall end on the fourth-year anniversary of the Closing Date.

Notwithstanding the foregoing, (i) a Holder (as defined in the Registration Rights and Lock-Up Agreement) may transfer any shares of Converted Common Stock (as such term is defined in the Registration Rights and Lock-Up Agreement) beneficially owned or owned of record by such Holder at any time if the sale price of the Converted Common Stock at which the transfer occurs (x) exceeds the 10-day VWAP (as defined in the Registration Rights and Lock-Up Agreement) per share of Common Stock, and (y) exceeds $5.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), and (ii) an Anzu SPV may transfer any shares of Common Stock received by such Holder at the effective time as aggregate common stock merger consideration that are beneficially owned or owned of record by such Anzu SPV at any time if the sale price of the Common Stock at which the transfer occurs exceeds the 10-day VWAP per share of Common Stock.

The Company has also agreed to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and agents and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including reasonable outside attorneys’ fees) (as determined by a final and non-appealable judgment, order or decree of a court of competent jurisdiction) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein.

On November 2, 2022, the Company and certain other parties entered into an amendment (the “Amendment to Registration Rights and Lock-Up Agreement”) to the Registration Rights and Lock-Up Agreement. The Amendment to Registration Rights and Lock-Up Agreement amended the original Registration Rights and Lock-Up Agreement to, among other things, (a) exclude from the definition of “Restricted Securities” shares of the Company’s securities transferred in connection with the repayment of such loans to those individuals from whom the Sponsor borrowed funds in connection with the Sponsor Loan; (b) expand the definition of “Original Holder” to include those individuals from whom the Sponsor borrowed funds in connection with the Sponsor Loan; (c) expand the scope of “Permitted Transfers” to include any Common Stock to be issued to the Anzu Holders at the Effective Time as merger consideration pursuant to the Business Combination Agreement (each as defined in the Registration Rights and Lock-Up Agreement); and (d) make such other amendments as set forth in the Amendment to Registration Rights and Lock-Up Agreement. The amendments set forth in the Amendment to Registration Rights Agreement became effective immediately following the Closing of the Business Combination.

On January 31, 2023, the Company and certain other parties entered into an amendment (the “Second Amendment to Registration Rights and Lock-Up Agreement”) to Registration Rights and Lock-Up Agreement. The Second Amendment to Registration Rights and Lock-Up Agreement amended the Registration Rights and Lock-Up Agreement to, among other things, (a) amend the parties to the Registration Rights and Lock-Up Agreement, (b) amend the defined term “Lock-Up Period” to specify the lock-up period applicable to the Transferred Founder Shares held by the Purchasing Party; (c) expand the definition of “New Holder” to include the Purchasing Party; and (d) expand the scope of “Restricted Securities” to include the Transferred Founder Shares. The amendments set forth in the Second Amendment to Registration Rights Agreement became effective immediately following the Closing of the Business Combination.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), previously agreed with the Company to accept shares (the “Consideration Shares”) as payment for certain services rendered in connection with the Business Combination. On January 31, 2023, Tailwind and certain other parties entered into an amendment (the “Third Amendment to Registration Rights and Lock-Up Agreement”) to the Registration Rights and Lock-Up Agreement. The Third Amendment to Registration Rights and Lock-Up Agreement further amended the original Registration Rights and Lock-Up Agreement to, among other things, (a) amend the parties to the Registration Rights and Lock-Up Agreement, (b) amend the defined term “Lock-Up Period” to specify the lock-up period applicable to the Consideration Shares held by CCM, which lasts until the earlier of September 30, 2023 or such date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property, (c) expand the definition of “New Holder” to include CCM, (d) expand the scope of “Restricted Securities” to include the Consideration Shares and (e) allow CCM to transfer any shares of Common Stock prior to the expiration of the Lock-Up Period if the sale price of the common stock at which the transfer occurs (x) equals or exceeds the VWAP per share of common stock for the previous trading day, and (y) exceeds $5.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like); provided, however, that any such transfer(s) by CCM may not exceed more than 20% of the traded volume on the date of transfer. The amendments set forth in the Third Amendment to Registration Rights Agreement became effective immediately following the Closing of the Business Combination.

On March 10, 2023, the Company and certain other parties entered into an amendment to the Registration Rights and Lock-Up Agreement (the “Fourth Amendment to Registration Rights and Lock-Up Agreement”). The Fourth Amendment to Registration Rights and Lock-Up Agreement amended the Registration Rights and Lock-Up Agreement to expand the scope of “Permitted Transfers” by the Anzu Investors by removing the requirement that the price at which such transfers occur must exceed $5.00 per share of Common Stock.

Sale Option Agreement

Concurrently with the execution and delivery of the Registration Rights and Lock-Up Agreement, the Company and the Anzu SPVs entered into the Sale Option Agreement. Pursuant to the terms of the Sale Option Agreement, in the event an Anzu SPV transfers any shares of Common Stock beneficially owned or owned of record by such holder prior to the expiration of the lock-up period applicable to such holder in a Permitted Transfer (as defined therein), such holder must notify the Company of the Permitted Transfer, whereupon, the Company has the right, but not the obligation, to cause such holder to use up to 2/3 of the gross proceeds of the Permitted Transfer to purchase Preferred Stock from the Company at a price equal to $10.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like).

On November 22, 2022, Tailwind and certain other parties entered into an Amendment to Preferred Stock Sale Option Agreement that, among other things, amended the parties to the original Sale Option Agreement, which such amendment became effective immediately following the Closing.

On November 28, 2022, Tailwind and certain other parties entered into a Second Amendment to Preferred Stock Sale Option Agreement that, among other things restricts the ability of the Anzu SPVs to transfer (i) any shares of Preferred Stock that was acquired by such Anzu SPV pursuant to the Company’s exercise of the Option(as defined in the Sale Option Agreement), and (ii) any shares of Common Stock to be issued to such Anzu SPV as a result of any conversion of any shares of Preferred Stock referred to in the foregoing clause (i), until the earliest of (A) December 29, 2023, (B) the date that the aggregate number of shares of Common Stock sold under the 10b5-1 Sales Plan results in no remaining shares of Common Stock being available for Tigress to sell under the plan with respect to such Anzu SPV or (C) the termination of the 10b5-1 Sales Plan with respect to such Anzu SPV. Each of the Anzu SPVs has agreed in the Sale Option Agreement not to sell any shares of Preferred Stock which it may be required by the Company to purchase pursuant to the Sale Option Agreement or any shares of Common Stock issued upon conversion thereof, absent consent of the Company or for certain related party transfers, gifts or transfers to the Company or certain related parties, while the 10b5-1 Sales Plan is in effect with respect to such Anzu SPV, unless (x) an announcement of a bona fide tender or exchange offer is made by a person other than (A) the Anzu SPVs or (B) an affiliate of the Anzu SPVs where such affiliation does not arise with or through the Company with respect to the Common Stock or Preferred Stock or (y) a public announcement is made by the Company or a person controlled by the Company with respect to a bona fide merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Company as a result of which the Common Stock or Preferred Stock will be exchanged for or converted into shares of another company. The Second Amendment to Preferred Stock Sale Option Agreement also provides that the Company will request the board of directors of the Company, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, to adopt one or more resolutions consistent with the interpretive guidance of the SEC designed to cause each acquisition of shares of Preferred Stock by the Anzu SPVs pursuant to the Sale Option Agreement to be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent consistent with applicable law.

On March 10, 2023, Tailwind and certain other parties entered into a Third Amendment to Preferred Stock Sale Option Agreement that revised the definition of an “Option Period” during which the Company may exercise the Option to mean (i) the first through third trading day of each month, with respect to permitted transfers made by the holder during the period beginning with the start of the eleventh trading day of the preceding month and continuing through the end of the preceding month, and (ii) the eleventh through thirteenth trading day of each month, with respect to permitted transfers made during the first ten trading days of that month.

Stockholder Support Agreement

In connection with the execution of the Business Combination Agreement, the Company and certain stockholders of Legacy Nuburu entered into the Stockholder Support Agreement, pursuant to which such stockholders of Legacy Nuburu agreed to, among other things, vote all of their shares of Nuburu Common Stock and Nuburu Preferred Stock in favor of the Business Combination Agreement and the Business Combination, including the Merger, and to waive all of their right in respect of the Preferred Stock Issuance (other than with respect to any shares issued pursuant to the conversion of the Company Notes).

Indemnification Agreements

The Company has entered into separate indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Certificate of Incorporation and our bylaws. These agreements, among other things, require the Company to indemnify the Company’s directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at the Company’s request. The Company believes that these charter and bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The limitation of liability and indemnification provisions in the Certificate of Incorporation and our bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit the Company and its stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Director Letter Agreements

Nuburu has entered into letter agreements with the persons serving on the board of directors as non-employee directors. See the section titled “Executive Compensation - Director Compensation”.

Anzu Designee Letter Agreement

On November 28, 2022, the Company, Legacy Nuburu and Anzu Partners entered into the Anzu Designee Letter Agreement that, among other things provides that the Company and Legacy Nuburu will use their respective reasonable best efforts to cause Daniel Hirsch (or, if Mr. Hirsch is unable to serve as a director of the Company at the Effective Time, then another representative designated by Anzu Partners in writing and reasonably acceptable to Legacy Nuburu) to be a member of the board of directors of the Company as a Class III director pursuant to Section 2.05(b) and Section 7.15(a) of the Business Combination Agreement (such representative, the “Anzu Representative”). In addition, following the Effective Time, in connection with any vacancy caused by the departure of the Anzu Representative from the board of directors of the Company (unless Anzu Partners declines in writing to designate a successor nominee), the Company will cause such vacancy to be filled by one designee of Anzu Partners (to be selected by Anzu Partners, with notice of such selection to be delivered in writing to the Company, and reasonably acceptable to the Company). The foregoing obligation automatically terminates at the close of business on the day on which the initial term of the Class III directors ends, which is expected to be in the second quarter of 2025.

Anzu Resolutions Letter Agreement

On December 8, 2022, the Company and Anzu Partners entered into a Letter Agreement requiring the Company to adopt resolutions substantially in the form set forth as Schedule A thereto. Such resolutions were adopted by Tailwind’s board of directors prior to Closing and again ratified by the Company’s board of directors immediately following Closing. The resolutions approved the acquisition of certain pecuniary interests in Common Stock and Preferred Stock of the Company by each Anzu Investor, and certain affiliates of the Anzu Investors (the “Designated Persons”) (including any Designator Persons that may be deemed “directors by deputization” of the Company so long as they remain such “directors by deputization”), for purposes of Rule 16b-3 promulgated under the Exchange Act, as a result of the Business Combination or otherwise pursuant to the Business Combination Agreement and the other agreements and documents contemplated thereby (including, without limitation, the Anzu Partners Warrant, all other outstanding warrants to purchase Legacy Nuburu capital stock or the Sale Option Agreement, and the conversion of any Preferred Stock acquired as otherwise described in the resolutions) (collectively, the “Exempt Transactions”).

Rule 16b-3 exempts from the short-swing profits liability provisions of Section 16(b) of the Exchange Act certain transactions in an issuer’s securities between the issuer or its majority-owned subsidiaries and its officers and directors if, among other things, the transaction is approved in advance by the issuer’s board of directors or a disinterested committee of the issuer’s board of directors. The Rule 16b-3 exemption extends to any such transactions by an entity beneficially owning more than 10% of a class of an issuer’s equity securities if the entity is a “deputized” director because it has a representative on the issuer’s board of directors. The board of directors’ intent in approving the Exempt Transactions for purposes of Rule 16b-3 was to exempt such transactions from the short-swing profits liability provisions of Section 16(b) of the Exchange Act.

Permitted Anzu SPV Transactions

Pursuant to the Registration Rights Agreement, the Anzu SPVs may at any time following the Closing Date, including during the 180-day Lock-up Period otherwise applicable to such holders, transfer otherwise restricted shares of Common Stock if the sale price of the Common Stock at which the transfer occurs exceeds the 10-day VWAP per share of Common Stock (each such transfer by an Anzu SPV, a “Permitted Transfer”).

Pursuant to the Sale Option Agreement, during each Option Period (as defined below) the Company shall have the right (an “Option”), but not the obligation, to cause any Anzu SPV to use up to 2/3 of the gross proceeds of Permitted Transfers made by such holder to purchase Preferred Stock from the Company at a purchase price of $10.00 per share of Preferred Stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) (each such a purchase by an Anzu SPV, a “Preferred Stock Purchase”). An “Option Period” shall mean (i) the first through third trading day of each month, with respect to Permitted Transfers made by the holder during the period beginning with the start of the eleventh trading day of the preceding month and continuing through the end of the preceding month, and (ii) the eleventh through thirteenth trading day of each month, with respect to Permitted Transfers made during the first ten trading days of that month. If the Company causes the Anzu SPV to make Preferred Stock Purchases, the Company has an obligation to file a registration statement to register the shares of underlying Common Stock issuable upon conversion of any Preferred Stock so purchased.

On November 28, 2022, the Company and certain other parties entered into a Second Amendment to Preferred Stock Sale Option Agreement that, among other things provides that the Company will request the board of directors, or an appropriate committee of “non-employee directors” (as defined in Rule 16b-3 of the Exchange Act) thereof, to adopt one or more resolutions consistent with the interpretive guidance of the SEC designed to cause each acquisition of shares of Preferred Stock by the Anzu SPVs pursuant to the Sale Option Agreement to be an exempt transaction for purposes of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder to the extent consistent with applicable law (for more information, see “- Sale Option Agreement”).

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports, or notices of internet availability of proxy materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement, annual report, or notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single proxy statement, annual report, or notice of internet availability of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, annual report, or notice of internet availability of proxy materials, you may (1) notify your broker or (2) direct your written request to: Investor Relations, Nuburu, Inc., 7442 S. Tucson Way, Suite 130, Centennial, CO 80112. Stockholders who currently receive multiple copies of the proxy statement, annual report, or notice of internet availability of proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement, annual report, or notice of internet availability of proxy materials promptly to any stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

Stockholder Proposals for Director Nominations for 2025 Annual Meeting

If a stockholder would like us to consider including a proposal in our proxy statement for our 2025 annual meeting pursuant to Rule 14a‑8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before July 25, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a‑8 regarding the inclusion of stockholder proposals in company‑sponsored proxy materials. Proposals should be addressed to:

Nuburu, Inc.
Attention: Corporate Secretary

7442 S. Tucson Way, Suite 130,

Centennial, CO 80112

Our Amended and Restated By Laws (“By Laws”) also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2025 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our By Laws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

•
no earlier than 8:00 a.m., Mountain Time, on August 29, 2025, and
•
no later than 5:00 p.m., Mountain Time, on September 28, 2025.

In the event that we hold our 2025 annual meeting more than 30 days before or more than 70 days after the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

•
no earlier than 8:00 a.m., Mountain Time, on the 120th day prior to the day of our 2025 annual meeting, and

•
no later than 5:00 p.m., Mountain Time, on the later of (i) the 90th day prior to the day of our 2025 annual meeting and (ii) the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting of stockholders does not appear to present his, her or its proposal at such annual meeting, then we are not required to present the proposal for a vote at such annual meeting.

Universal Proxy Rules

In addition to complying with the advance notice provisions of our By Laws, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice that sets forth the information required by and otherwise complies with Rule 14a-19 under the Exchange Act, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting, which will be October 28, 2025 (except that, if the date of the meeting has changed by more than 30 days from such anniversary date, then notice must be provided by the later of 60 days prior to the date of the annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Company).

Availability of By Laws

A copy of our By Laws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Annual Reports

Our Annual Report (which is not a part of our proxy soliciting materials) will be mailed with this Proxy Statement to those stockholders that request and receive a copy of the proxy materials in the mail. The Annual Report and this Proxy Statement are also available on the “SEC Filings” section of our investor relations website at https://ir.nuburu.net/financials/sec-filings/default.aspx and at the SEC’s website at www.sec.gov. Please note that the information on our website is not part of this Proxy Statement.

Upon written request by a Company stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report. Exhibits to the Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Chief Financial Officer, 7442 S. Tucson Way, Suite 130, Centennial, CO 80112.

NUBURU

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

Your vote matters!

Have your ballot ready and please use one of the methods below for **easy voting:**

Your control number

Have the 12 digit control number located in the box above available when you access the website and follow the instructions.

Scan QR for digital voting

Nuburu, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of November 15, 2024

Friday, December 27, 2024 9:00 AM, Mountain Time

7442 S. Tucson Way, Suite 130, Centennial, CO 80112

Internet:

www.proxypush.com/BURU

- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:

1-866-520-4351

- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:

- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 9:00 AM, Mountain Time, December 27, 2024.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Brian Knaley, our Chief Executive Officer (the "Named Proxy"), as the true and lawful attorney of the undersigned, with full power of substitution and revocation, and authorizes him to vote all the shares of capital stock of Nuburu, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved